EXECUTION COPY

                                   $62,000,000

                                CREDIT AGREEMENT

                            Dated as of May 16, 2000

                                      among

                    THE ENTITIES LISTED ON SCHEDULE I HERETO

                                  as Borrowers

                                       and

                            THE LENDERS PARTY HERETO

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                             as Administrative Agent

                                       and

                         HELLER HEALTHCARE FINANCE, INC.

                      as Collateral and Documentation Agent

                  CREDIT AGREEMENT, dated as of May 16, 2000, among the entities listed on Schedule I hereto (individually, the "Borrower" and collectively, the "Borrowers"), the Lenders (as defined below), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CITBC"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent") and HELLER HEALTHCARE FINANCE, INC. ("HHF"), as collateral and documentation agent for the Lenders (in such capacity, the "Collateral Agent").

                             W I T N E S S E T H:

                  WHEREAS, the Borrowers have requested that the Lenders make available for the purposes specified in this Agreement a revolving credit and letter of credit guaranty facility; and

                  WHEREAS, the Lenders are willing to make available to the Borrowers such revolving credit and letter of credit guaranty facility upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Article I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

Section 1.1. Defined Terms. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accounts" means all of the following, whether now existing or arising in the future, with respect to each and all of the Borrowers: (a) accounts receivable generated from the sale of medical, hospital or other healthcare goods or the rendition of medical, hospital or other healthcare services to patients and any and all instruments, documents, contract rights, chattel paper and general intangibles relating to such accounts receivable, including, without limitation, all accounts created by or arising from all of such Borrowers' sales of medical, hospital or other healthcare goods or rendition of medical, hospital or other healthcare services to patients of such Borrower, and all accounts arising from such sales of goods or rendition of such services made under any of the Borrowers' respective trade names or styles and all rights of payment from all third party payors on any of such accounts; (b) unpaid sellers' rights (including rescission, replevin, and reclamation) relating to the foregoing or arising therefrom; (c) credit balances arising thereunder; (d) guarantees or collateral for any of the foregoing; (e) insurance policies or rights relating to any of the foregoing; and (f) cash and non-cash proceeds of any and all of the foregoing.

                  "Account Debtor" means any Person obligated on any Account of any Borrower, including without limitation, any Governmental Authority obligated on any Governmental Receivable.

                  "Administrative Agent" has the meaning specified in the preamble to this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Agreement" means this Credit Agreement.

                  "Applicable Lending Office" means, with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurodollar Lending Office in the case of a Eurodollar Rate Loan.

                  "Applicable Margin" means with respect to any (a) Base Rate Loan, a rate equal to 1.5% per annum and (b) Eurodollar Rate Loan, a rate equal to 3.75% per annum.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund (other than an Investment Fund) that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Asset Sale" has the meaning specified in Section 8.4.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent in substantially the form of Exhibit A.

                  "Availability Reserves" means $3,000,000 as of the Closing Date or such amounts as the Agents may from time to time thereafter establish against the Facility based on the Borrowers' payment of cost settlements and incurrence of cost settlement liabilities and such other amounts as the Agents may from time to time establish against the Facility, in good faith, in their reasonable judgment, based on the collectibility of Borrowers' Accounts generated by sale of medical, hospital or other healthcare goods or rendition of medical, hospital or other healthcare services to patients and the performance of the Borrowers.

                  "Available Credit" means, at any time, an amount equal to (a) the lesser of (i) the aggregate of the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time, minus (b) the sum of (i) the aggregate Revolving Credit Outstandings at such time and (ii) any Availability Reserves in effect at such time plus (c) the cash deposited in the Cash Collateral Account.

                  "Bankruptcy Code" means title 11, United States Code, as amended from time to time.

                  "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the rate of interest announced publicly by The Chase Manhattan Bank, from time to time, as its prime rate in effect at its principal office in New York City (the prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers). Each change in the prime rate shall be effective on the date such change is publicly announced.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Borrowing" means a borrowing consisting of Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) the lesser of (i) one and one-half times trailing 12 month EBITDA of the operating entities for the Eligible Real Property (determined as of the last day of the most recent completed month for which Financial Statements have been delivered pursuant to Section 4.3(a) or Section 6.1) minus Eligible Real Property Availability, and (ii) $10 million plus (b) 85% of all Borrowers', except Flint River, Eligible Receivables, and 42.5% of Flint River's Eligible Receivables; provided, however, that the Borrowing Base shall not include (A) Flint River's Accounts upon any voluntary or involuntary bankruptcy filing with respect to Flint River and (B) Metropolitan Eligible Receivables to the extent 85% of such Eligible Receivables is greater than the amount specified in the proviso in Section 2.1(b); provided, further that if two-thirds of the Lenders, in their sole discretion, determine that there is no bankruptcy risk associated with Flint River, 85% of Flint River's Eligible Receivables will be included in the Borrowing Base.

                  "Borrowing Base Certificate" means a certificate of the Borrowers substantially in the form of Exhibit B.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to notices, determinations, fundings and payments in connection with the Eurodollar Rate or any Eurodollar Rate Loans, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person under Capital Leases, as determined in conformity with GAAP.

                  "Cash Collateral Account" means the interest-bearing account established by the Borrowers under the sole and exclusive control of the Collateral Agent, pursuant to the agreement attached hereto as Exhibit C , designated as the "Collateral Account in Favor or Heller Healthcare Finance, Inc. as Collateral Agent," which is subject to the terms of Section 9.3.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof with maturities not exceeding 180 days, (b) domestic certificates of deposit or time deposits or bankers' acceptances maturing within 180 days after the date of acquisition thereof or investments in money market or mutual funds or accounts, in each case issued or managed by any commercial bank or other financial institution organized under the laws of the United States or any state thereof or the District of Columbia or by any foreign bank which is a Lender, and in any case having combined capital and surplus of not less than $100,000,000; (c) deposits in any financial institution insured by the Federal Deposit Insurance Corporation; (d) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's with maturities not exceeding 180 days.

                  "Closing Date" means May ___, 2000.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Borrower in or upon which a Lien is granted under any of the Collateral Documents excluding such property with respect to which the Collateral Agent has released its Lien pursuant to this Agreement.

                  "Collateral Agent" has the meaning specified in the preamble to this Agreement.

                  "Collateral Documents" means the Security Agreement, the Mortgages, the Collection Account Agreements and any other document executed and delivered by a Borrower granting a Lien on any of its property to secure payment of the Obligations.

                  "Collection Account" has the meaning specified in Section 2.16(a).

                  "Collection  Account  Agreements" has the meaning specified in
Section 2.16(b).

                  "Compliance Certificate" has the meaning specified in Section 6.1(d).

                  "Concentration Account" has the meaning specified in Section 2.16(a).

                  "Constituent Documents" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contractual Obligation" of any Person means any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

(a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(b) Liens of landlords (including contractual landlord liens to the extent they are not on Collateral) and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

(c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and deposits made for surety, appeal, customs or performance bonds;

(d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property or minor imperfections to title of real property other than Eligible Real Property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

(f) encumbrances securing Capital Lease Obligations permitted by Section 8.1(c) and filings describing a lessor's rights in and to operating leases;

(g) judgment Liens on appeal if and only if (i) the amount, applicability or validity thereof is currently (at the time in question) being contested in good faith by appropriate action promptly and diligently conducted and adequate cash reserves or letters of credit, in each case segregated to the extent required by GAAP have been set aside therefor,
         (ii) levy and execution thereon have been stayed and continue to be stayed and (iii) they do not in the aggregate materially detract from the value of the property (whether now owned or hereafter acquired) of the Person in question or materially impair the use of such property in such Person's business; and

(h) any extension, renewal or replacement of any of the foregoing, provided, however, that Liens permitted under this clause (h) shall not be extended or spread to cover any additional Indebtedness or property (whether now owned or hereafter acquired).

                  "Default" means any event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify as such to the Borrowers and the Administrative Agent.

                  "EBITDA" means, with respect to any Borrower for any period, an amount equal to (a) Net Income of such Borrower for such period plus (b) the sum of, in each case to the extent included in the calculation of such Net Income but without duplication, (i) any provision for income taxes, (ii) Interest Expense, (iii) intercompany interest expense that would otherwise eliminate in the consolidated financial statements of Paracelsus in conformance with GAAP, (iv) intercompany management fees or other intercompany charges that would otherwise eliminate in the consolidated financial statements of Paracelsus in conformance with GAAP, (v) loss from extraordinary items, (vi) non-cash loss from a change in accounting principles, (vii) depreciation and amortization expense, (viii) any non-cash impairment charge, (ix) any non-cash compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants, (x) any aggregate net loss from the sale, exchange or other disposition of capital assets by such Borrower and (xi) any non-cash charge or loss separately reported on the face of Paracelsus' publicly reported financial statements as an unusual, restructuring or similar charge to the extent such charge or loss is attributable to the Borrowers minus (c) the sum of, in each case to the extent included in the calculation of such Net Income but without duplication, (i) any credit for income tax, (ii) interest income, (iii) gains from extraordinary items for such period, (iv) non-cash gain from a change in accounting principles, (v) any aggregate net gain from the sale, exchange or other disposition of capital assets by such Borrower, (vi) any non-cash gain separately reported on the face of Paracelsus' publicly reported financial statements as an unusual restructuring or similar gain to the extent such gain is attributable to the Borrowers, (vii) the reversal of any non-cash compensation deduction as the result of any grant of Stock or Stock Equivalents to employees, officers, directors or consultants and (viii) intercompany management revenues or other intercompany income that would otherwise eliminate in the consolidated financial statements of Paracelsus in conformance with GAAP.

                  "Eligible Assignee" means (a) a Lender or any Affiliate or Approved Fund of such Lender; (b) a commercial bank having total assets in excess of $5,000,000,000; (c) a finance company, insurance company, other financial institution or fund reasonably acceptable to the Administrative Agent, which is regularly engaged in making loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, such a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent and the Borrowers; or (d) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000.

                  "Eligible Real Property" means the real estate, tangible personal property and fixtures of hospital facilities (i) leased or owned by Lancaster Hospital Corporation and in the case of the real property leased by Lancaster Hospital Corporation, owned by Paracelsus Real Estate Corporation and
(ii) owned by Paracelsus Mesquite Hospital, Inc. or such other property of comparable value (based on the trailing 12 month EBITDA thereof) substituted as collateral therefor with the consent of the Agents in their sole discretion.

                  "Eligible Real Property Availability" means the portion of the Eligible Receivables of the Borrowers owning or operating the Eligible Real Property included in clause (b) of the definition of Borrowing Base.

                  "Eligible Receivable" means the gross outstanding balance of each Account of any Borrower generated in the ordinary course of such Borrower's business from the sale of medical, hospital or other healthcare goods or rendition of medical, hospital or other healthcare services; provided, however, that no Account shall be an Eligible Receivable if: (a) the amount due on the Account, including any deductible or copayment, is payable by an individual beneficiary, recipient or subscriber individually ("Self Pay Amount") and not directly to a Borrower by a Governmental Authority obligated on any Governmental Receivable, employer funded health plan, managed care organization, or commercial medical insurance carrier reasonably acceptable to Lenders (provided, however, that the portion of the Account that is not a Self Pay Amount may be an Eligible Receivable), (b) the Account remains unpaid more than 150 days past the claim or invoice date (but in no event more than 180 days after the applicable medical services have been rendered); (c) the Account is subject to any asserted defense, set-off, counterclaim, deduction, discount, credit, chargeback, freight claim, allowance, or adjustment of any kind; (d) any part of any goods the sale of which has given rise to the Account has been returned, rejected, lost, or damaged; (e) in the case of an Account which arises from the sale of goods by a Borrower, the sale was not an absolute sale, or the sale was made on consignment or on approval or on a sale-or-return basis, or the sale was made subject to any other repurchase or return agreement, or the goods have not been shipped to the Account Debtor or its designee; (f) in the case of an Account which arises from the performance of medical services, the medical services have actually not been performed or the medical services were undertaken in violation of any law; (g) the Account is subject to a Lien other than a Lien in favor of the Collateral Agent or Lien described by subclause (a) of the definition of Customary Permitted Liens; (h) any Borrower knows or should have known of the bankruptcy, receivership, reorganization, or insolvency of the Account Debtor; (i) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; (j) the Account is an account of an Account Debtor having its principal place of business or executive office outside the United States;
(k) the Account Debtor is an Affiliate or Subsidiary of any Borrower; (l) more than (50%) of the aggregate balance of all Accounts of any Borrower owing from the Account Debtor obligated on the Account are outstanding more than 150 days past their invoice date; (m) (25%) or more of the aggregate unpaid Accounts of any Borrower from any single Account Debtor other than from Governmental Authorities obligated on any Governmental Receivable are not deemed Eligible Receivables; (n) the total unpaid Accounts of any Borrower related to a single Account Debtor, except for Account Debtors who are Governmental Authorities, exceed (20%) of the net amount of all Eligible Receivables of such Borrower (including Governmental Receivables); (o) any covenant, representation or warranty contained in any Loan Document with respect to such Account has been breached; (p) the hospital facility from which such Account arose has been sold or closed; (q) such Account is generated by an Eligible Real Property and such Eligible Real Property has been mortgaged other than in favor of the Collateral Agent; or (r) the Account fails to meet such other specifications and requirements which may from time to time be established by the Agents in good faith, in their reasonable judgment based on collectibility of Borrowers' Accounts and performance of the Borrowers.

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 USC.ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 USC.ss.
180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C.ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C.ss. 7401 et seq.); the Clean Air Act, as amended (42 USC.ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C.ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C.ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C.ss. 300f et seq.); and their state and local counterparts or equivalents.

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person.

                  "Environmental   Lien"   means   any  Lien  in  favor  of  any
Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with any Borrower within the meaning of Section 414 (b) or (c) of the Code.

                  "ERISA  Event"  means  (a) a  reportable  event  described  in
Section  4043(b) or  4043(c)(1),  (2),  (3),  (5), (6), (8) or (9) of ERISA with respect to a Title IV Plan or a Multiemployer Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA and immediately after such withdrawal, the Title IV Plan has nonforfeitable benefits which are not fully funded; (c) the complete or partial withdrawal of any Borrower or any ERISA Affiliate from any Multiemployer Plan under circumstances that result in any Withdrawal Liability; (d) notice of reorganization or insolvency of a Multiemployer Plan; (e) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (f) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (g) the failure to make any required contribution to a Title IV Plan or Multiemployer Plan; (h) the imposition of a lien under Section 412 of the Code or Section 302 of ERISA on any Borrower or any ERISA Affiliate; or (i) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Base Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, the rate (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be the offered rate for deposits in Dollars for the applicable Interest Period which appears on the Dow Jones Markets Telerate Page 3750 as of 11:00 a.m., London time, on the second full Business Day next preceding the first day of each Interest Period. In the event that such rate does not appear on the Dow Jones Markets Telerate Page 3750 (or otherwise on the Dow Jones Markets screen), the Eurodollar Base Rate for the purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying Eurodollar Rates as may be selected by the Administrative Agent.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify as such to the Borrower and the Administrative Agent.

                  "Eurodollar Rate" means, with respect to any Interest Period for any Eurodollar Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurodollar Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City that is at least the same size as any prime bank located in New York City and designated from time to time by the Lenders consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to such Interest Period.

                  "Eurodollar Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurodollar Rate.

                  "Event of Default" has the meaning specified in Section 9.1.

                  "Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans and Letters of Credit.

                  "Fair Market Value" means with respect to any asset or group of assets at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by a Responsible Officer of such Borrower, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Financial Covenant Debt" of any Person means Indebtedness of the type specified in clauses (a), (b), (c), (d), (e), (f) and (h) of the definition of "Indebtedness," but excluding any outstanding Letter of Credit Obligations to the extent they are cash collateralized by cash in the Cash Collateral Account.

                  "Financial Statements" means the financial statements of the Borrowers delivered in accordance with Sections 4.4 and 6.1.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on December 31.

                  "Flint River" means Paracelsus Macon County Medical Center,
Inc.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board and/or their respective successors, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or federal, state or local government, or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to the government.

                  "Governmental   Receivables"   means  with   respect  to  each
Borrower, the Accounts of such Borrower due from medicare, medicaid, TRICARE or any other Governmental Authority.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit to the extent they are not cash collateralized pursuant to this Agreement, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business,
(e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), or pursuant to any sale-leaseback transaction (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above to the extent secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including Accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnitees" has the meaning specified in Section 11.4 generally.

                  "Interest Expense" means, for any Person for any period, (a) total interest expense of such Person for such period determined in conformity with GAAP and including, in any event, interest capitalized during construction for such period and net costs under interest rate contracts for such period minus (b) the sum of (i) net gains of such Person under interest rate contracts for such period determined in conformity with GAAP plus (ii) any interest income of such Person for such period determined in conformity with GAAP.

                  "Interest Period" means, in the case of any Eurodollar Rate Loan, (a) initially, the period commencing on the date such Eurodollar Rate Loan is made or on the date of conversion of a Base Rate Loan to such Eurodollar Rate Loan and ending one, two or three months thereafter, as selected by the Borrowers in their Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.9, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurodollar Rate Loan pursuant to Section 2.9, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two or three months thereafter, as selected by the Borrowers in their Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.9; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurodollar Rate Loans are subject to the following:

(i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(iii) if any Interest Period would, pursuant to this definition, otherwise end after the Revolving Credit Termination Date, such Interest Period shall end on the Revolving Credit Termination Date;

(iv) no Borrower may select any Interest Period in respect of Loans having an aggregate principal amount of less than $1,000,000;
and

(v) there shall be outstanding at any one time no more than six Interest Periods in the aggregate.

                  "Interest  Rate  Contracts"   means  all  interest  rate  swap
agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Intermediate Concentration Account" has the meaning specified in Section 2.16(a).

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

                  "Investment Fund" means (a) any single customer account, pooled separate account or general account of an insurance company, or any other account, the assets of which could be considered "plan assets" of any Plan under any of Sections 3, 401 or 403 of ERISA, (b) any individual trust or common, collective or group trust maintained by any bank, or any other trust, the assets of which could be considered "plan assets" under any of Sections 3, 401 or 403 of ERISA, or (c) any entity or fund not previously mentioned whose underlying assets include "plan assets" of any Plan by reason of the investment of the entity or fund by "employee benefit plan" (within the meaning of Section 3(3) of ERISA) or a "plan" (within the meaning of Section 4975(e)(1) of the Code) and the application of the U.S. Department of Labor's "plan asset regulation."

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issuing Bank" means The Chase Manhattan Bank or any other bank mutually acceptable to CITBC and the relevant beneficiaries that issues a Letter of Credit for the account of any Borrower.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.3.

                  "Letter of Credit Guaranties" shall mean both the guaranties delivered by CITBC to any Issuing Bank providing for the guaranty of the obligations of any Borrower to such Issuing Bank under the related letter of credit application or reimbursement agreement (or other similar document) between such Issuing Bank and such Borrower (and any other Borrower, if applicable) and the execution by CITBC as a co-applicant of a letter of credit application or reimbursement agreement (or other similar agreement) with any Borrower or Borrowers for delivery to an Issuing Bank with regard to a Letter of Credit.

                  "Letter of Credit Obligations" means, at any time, the aggregate amount available to be drawn under all outstanding Letters of Credit in respect of which Letter of Credit Guaranties are then outstanding.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents" means, collectively, this Agreement, the Revolving Credit Notes (if any), the Collateral Documents and each certificate, agreement or document executed by a Borrower and delivered to the Administrative Agent or any Lender in connection with or pursuant to any of the foregoing and any amendments, modifications, supplements, renewals, extensions, or restatements thereof.

                  "Material Adverse Effect" means any event or condition which, alone or when taken with other events or conditions occurring or existing concurrently with such event or condition (i) has a material adverse effect on the business, operations, condition (financial or otherwise), assets, liabilities, prospects, or properties of the Borrowers taken as a whole; (ii) has any material adverse effect on the validity or enforceability of the Loan Documents; (iii) materially impairs the ability of the Borrowers taken as a whole to pay and perform their Obligations; (iv) materially impairs the ability of the Lenders to enforce their rights and remedies under the Loan Documents;
(v) has any material adverse effect on the Collateral pledged to the Collateral Agent, the Liens of the Lenders in the Collateral or the priority of such Liens; or (vi) is reasonably expected to have any material adverse effect on the Liens of the Lenders in the Collateral or the priority of such Liens; provided, however, that any event or condition referred to in Sections 9.1(e), (f), or (j) applicable to Flint River arising as a result of its existing bond debt which does not constitute a Default or Event of Default by virtue of any of such Sections, shall not in and of itself constitute a Material Adverse Effect to the extent such event affects Flint River.

                  "Material Event of Default" means the Events of Default specified in the following clauses of Section 9.1: clause (b) (to the extent the provisions thereof relate to the Borrowing Base or the Financial Statements), clause (c) (provided, however, that a breach of clauses (b), (c), (e) and (f) of Section 7.12 and Sections 8.12, 8.14 and 8.15 shall not be a Material Event of Default), and clauses (a), (d), (e), (f), (g), (j), (l) and (n).

                  "Maximum Credit" means, at any time, (a) the lesser of (i) the aggregate of the Revolving Credit Commitments in effect at such time and (ii) the Borrowing Base at such time minus (b) the aggregate amount of any Availability Reserve in effect at such time plus (c) the cash deposited in the Cash Collateral Account.

                  "Metropolitan" means Metropolitan Hospital, L.P., a Virginia limited partnership.

                  "Mortgagee's Title Insurance Policy" means with respect to any Eligible Real Property (a) a mortgagee's title policy (or policies) or marked up unconditional binder (or binders) for such insurance (or other evidence acceptable to the Administrative Agent proving ownership thereof) ("Mortgagee's Title Insurance Policy") dated a date reasonably satisfactory to the Administrative Agent, and such policy shall (A) be in an amount not less than $10,000,000 (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except such as may be approved by the Administrative Agent and Customary Permitted Liens, (D) name the Collateral Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in a form of Texas Form T-Z for Eligible Real Property in Texas and be in the form of ALTA Loan Policy - 1992 (or such local equivalent thereof as is reasonably satisfactory to the Administrative Agent) for Eligible Real Property in other jurisdiction, (F) contain a comprehensive lender's endorsement (including, but not limited to, a revolving credit endorsement and a floating rate endorsement) and (G) be issued by Chicago Title Insurance Company, Fidelity National Title Insurance Company, First American Title Insurance
Company, Lawyers Title Insurance Corporation or any other title company reasonably satisfactory to the Collateral Agent (including any such title companies acting as co-insurers or reinsurers), (i) evidence satisfactory to it that all premiums in respect of each such policy , all recording fees and stamp, documentary, intangible or mortgage taxes, if any, in connection with the Mortgage have been paid and (ii) a copy of all documents referred to, or listed as exceptions to title, in such title policy (or policies).

                  "Mortgages" means the mortgages, deeds of trust or other real estate security documents made or required herein to be made by the Borrowers to or for the benefit of the Agents and the Lenders in respect of the Eligible Real Property.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which any Borrower, or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by any Borrower after the Closing Date in cash or Cash Equivalents from any Asset Sale permitted under Section 8.4.

                  "Net Income" means, for any Person for any period, the net income (or loss) of such Person for such period, determined in conformity with GAAP, and in all events (a) the net income of any subsidiary or Affiliate of such Person shall not be considered and shall be excluded, (b) any net gain (but not loss) resulting from an Asset Sale by such Person other than in the ordinary course of business shall be excluded, and (c) extraordinary gains and losses and any one-time increase or decrease to net income which is required to be recorded because of the adoption of new accounting policies, practices or standards required by GAAP shall be excluded.

                  "Non-Funding Lender" has the meaning specified in Section 2.2(d).

                  "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice  of  Conversion  or  Continuation"   has  the  meaning
specified in Section 2.9.

                  "Obligations" means the Loans, the Letter of Credit Obligations and all other advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Administrative Agent, the Collateral Agent, any Lender or any Indemnitee, of every type and description, present or future, arising under this Agreement or under any other Loan Document, by reason of an extension of credit, opening or amendment of a Letter of Credit Guaranty or payment of any draft drawn thereunder, loan, indemnification, foreign exchange transaction, Hedging Contract or otherwise, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money. The term "Obligations" includes all letter of credit guaranties, cash management and other fees and all interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrowers under this Agreement or any other Loan Document and all obligations of the Borrowers to cash collateralize Letter of Credit Obligations.

                  "Paracelsus" means Paracelsus Healthcare Corporation.

                  "Paracelsus Virginia" means Paracelsus of Virginia, Inc., a Virginia corporation and general partner of Metropolitan.

                  "Paribas" means Paribas.
                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any permit, approval,  authorization,  license,
variance  or  permission  required  from  a  Governmental   Authority  under  an
applicable Requirement of Law.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Prepayment Premium" means (a) on any date that is on or before six months after the Closing Date, an amount equal to 1.5% of the lesser of the amount of the Revolving Credit Commitments then being terminated or $50,000,000 and (b) on any date after the date that is six months after the Closing Date but on or before the first anniversary of the Closing Date, an amount equal to 1% of the lesser of the amount of the Revolving Credit Commitments then being terminated or $50,000,000.

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent reasonably deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, the percentage obtained by dividing (a) the Revolving Credit Commitment of such Lender by (b) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders).

                  "Register" has the meaning specified in Section 11.2(c).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of the Borrowers to CITBC with respect to payments made under Letter of Credit Guaranties not provided by Sections 9.3 and 2.7(c).

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remaining  Borrowers"  has the meaning  specified  in Section
2.17.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Amount" means with respect to the applicable Borrower, an amount equal to all Loans outstanding and the outstanding amount of all other Obligations of all the Borrowers on the applicable date multiplied by such Borrower's pro rata share of the Borrowing Base; a Borrower's pro rata share of the Borrowing Base will be calculated by dividing (i) the Borrowing Base less the Availability Reserves attributable to the Eligible Receivables of such Borrower by (ii) the aggregate Borrowing Base less the Availability Reserves attributable to the Eligible Receivables of all Borrowers.

                  "Requirement  of Law" means,  with respect to any Person,  the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having more than fifty-one percent (51%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty-one percent (51%) of the aggregate Revolving Credit Outstandings.

                  "Responsible Officer" means, with respect to any Person, the chief executive officer of such Person, the Treasurer of such Person, the chief financial officer of such Person or the controller of Paracelsus.

                  "Restricted Payment" means any of the following,  except those made solely in Stock or Stock Equivalents: (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of any Borrower now or hereafter outstanding, except a dividend or distribution payable solely to any Borrower or any partner of Metropolitan, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of any Borrower now or hereafter outstanding other than one payable solely to any Borrower, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of any Borrower to Paracelsus or any Affiliate of any Borrower other than any Borrower, other than any required redemptions, retirement, purchases or other payments in respect of Indebtedness owing to any Affiliate.

                  "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Lenders ratably according to their respective Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule III under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance executed by such Lender and as such amount may be changed pursuant to this Agreement. The initial aggregate amount of all the Revolving Credit Commitments is $62,000,000.

                  "Revolving Credit Note" means a joint and several promissory note of the Borrowers , subject to Section 2.1(b), payable to the order of any Lender in a principal amount equal to the amount of such Lender's Revolving Credit Commitment evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from the Revolving Loans owing to such Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time.

                  "Revolving Credit Termination Date" shall mean the earliest of
(a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.4 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

                  "Revolving Loan" has the meaning specified in Section 2.1.

                  "Scheduled Termination Date" means the third anniversary of the date hereof.

                  "Secured Parties" means the Lenders and the Agents.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Security Agreement" means an agreement, in substantially the form of Exhibit D, executed by the Borrowers.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Tax Return" has the meaning specified in Section 4.7(a).

                  "Taxes" has the meaning specified in Section 2.14(a).

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Borrower or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "UCC" means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or, to the extent it may be required to apply to any item or items of Collateral, the Uniform Commercial Code as in effect in any other applicable jurisdiction.

                  "Unfunded Pension Liability" means, with respect to any Borrower at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and
(b) the aggregate  amount of withdrawal  liability  that could be assessed under
Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower, or any ERISA Affiliate as a result of such transaction.

                  "Unused Commitment Fee" has the meaning specified in Section 2.10(a).

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Weekly Borrowing Base Certificate" has the meaning specified in Section 6.1(g).

                  "Withdrawal Liability" means, with respect to any Borrower at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

Section 1.2. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

Section 1.3.      Accounting Terms and Principles.

(a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

(b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrowers without objection from its independent public accountants and results in a change in any of the calculations required by Article V had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrowers shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or
Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

Section 1.4.      Certain Terms.

(a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

(b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

(c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

(d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

(e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

(f) The terms "Lender," "Administrative Agent" and "Collateral Agent" include their respective successors.

                  (g) Reference in any Loan Document to the "knowledge" or "notice" of any Borrower means the actual knowledge or notice of a Responsible Officer.

Article II

                                  THE FACILITY

Section 2.1.      The Revolving Credit Commitments.
                  --------------------------------

(a) On the terms and subject to the conditions contained in this Agreement, each Lender severally agrees to make loans (each a "Revolving Loan") to the Borrowers from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; provided, however, that at no time shall any Lender be obligated to make a Revolving Loan (i) in excess of such Lender's Ratable Portion of the Available Credit and (ii) to the extent that the aggregate Revolving Credit Outstandings, after giving effect to such Revolving Loan, would exceed the Maximum Credit in effect at such time. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1.

(b) Each of the Borrowers, jointly and severally, will be obligated in respect of the aggregate principal amount of all Loans, and the aggregate amount of credit available hereunder to any of the Borrowers at any time shall be determined taking into account all Loans outstanding and all Letter of Credit Obligations, regardless of which of the Borrowers may have received the proceeds of any of the Borrowings or the benefit of any of the Letters of Credit; provided, however, that notwithstanding anything to the contrary herein or in any other Loan Document, Metropolitan's liability with respect to the Loans and Letter of Credit Obligations and all other Obligations under the Loan Documents shall be limited to the greater of (a) the Loans and outstanding amounts of Letters of Credit borrowed by it or directly used for its benefit and (b) $16,000,000; provided further, that Metropolitan shall not be liable for any Letter of Credit Obligations to the extent such obligations are cash collateralized pursuant to Section 9.3.

Section 2.2.      Borrowing Procedures.

(a) Each Revolving Credit Borrowing shall be made on notice given by the Borrowers to the Administrative Agent (i) not later than 11:00 a.m. (New York City time) on the same day, in the case of a Borrowing of Base Rate Loans and
(ii) not later than 1:00 p.m. (New York City time) three Business Days, in the case of a Borrowing of Eurodollar Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit E (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (D) the initial Interest Period or Periods for any such Eurodollar Rate Loans, and (E) the Available Credit (after giving effect to the proposed Revolving Credit Borrowing). The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.12) the Notice of Borrowing specifies that all or a portion thereof shall be Eurodollar Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $500,000 or an integral multiple of $100,000 in excess thereof.

(b) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurodollar Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.12(a). Each Lender shall, before 12:00 noon (New York City time) on the date of the proposed Borrowing, make available to the Administrative Agent at The Chase Manhattan Bank, in immediately available funds, such Lender's Ratable Portion of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1 (for the initial Loans) and 3.2, the Administrative Agent will make such funds available to the Borrowers in the manner specified in the Notice of Borrowing and will endeavour to make such funds available to the Borrowers by 3:00 p.m. (New York City time) on the date of the proposed Borrowing; provided, however, that in the case of Base Rate Loans on the same day, the Administrative Agent shall endeavour to make such funds available to the Borrowers by 5:00 p.m. (New York City time) on the date of the proposed Borrowing.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion of such Borrowing, the Administrative Agent may assume that such Lender has made such Ratable Portion available to the Administrative Agent on the date of such Borrowing in accordance with this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion available to the Administrative Agent, such Lender and the Borrowers jointly and severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the Borrowers shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to the Borrowers.

(d) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

Section 2.3.      Letter of Credit Guaranties.

(a) On the terms and subject to the conditions contained in this Agreement, CITBC agrees to issue one or more Letter of Credit Guaranties at the request of PHC/CHC Holdings, Inc. for the benefit of the Borrowers, from time to time during the period commencing on the Closing Date and ending on the Scheduled Termination Date; provided, however, that no Letter of Credit Guaranty shall be issued if:

(i) after giving effect to the issuance of such Letter of Credit Guaranty, the aggregate Revolving Credit Outstandings would exceed the Maximum Credit at such time;

(ii) after giving effect to the issuance of such Letter of Credit Guaranty, the Letter of Credit Obligations at such time exceeds
$15,000,000; or

(iii) any fees due in connection with a requested issuance have not been paid.

(b) No Letter of Credit Guaranty shall be issued in respect of a Letter of Credit that expires after the earlier of (x) twelve (12) months from the date of issuance of such Letter of Credit or (y) sixty (60) days after the Scheduled Termination Date; provided, however, that, the Borrowers shall (A) 30 days before the Scheduled Termination Date, if a requested Letter of Credit Guaranty relates to a Letter of Credit with an expiry date that actually falls after the Scheduled Termination Date, or (B) on or before the Revolving Credit Termination Date, if a requested Letter of Credit Guaranty relates to a Letter of Credit with an expiry date that actually falls after the Revolving Credit Termination Date, (i) cause the Issuing Banks in respect of all such Letters of Credit to confirm in writing to CITBC that such Letters of Credit have been returned to such Issuing Banks undrawn and marked "cancelled" or (ii) if the Borrowers are unable to do so in whole or in part, deposit cash in the Cash Collateral Account to the extent necessary so that the Cash Collateral Account holds an aggregate amount at least equal to the then undrawn amount of all such outstanding Letters of Credit as additional collateral security for the Borrowers' obligations in connection with the Letter of Credit Guaranties.

(c) If PHC/CHC Holdings, Inc. wishes CITBC to issue a Letter of Credit Guaranty on its behalf for the benefit of the Borrowers, PHC/CHC Holdings Inc. shall give CITBC notice to that effect, specifying the proposed issuance date (which shall be a Business Day) for such Letter of Credit Guaranty and the related Letter of Credit, the stated amount of the Letter of Credit Guaranty so requested, the proposed expiration date of such related Letter of Credit (which shall be the same as the expiration date of such Letter of Credit Guaranty) and the name and address of the Issuing Bank and of the beneficiary of such related Letter of Credit (as well as such further information as CITBC may request). Such notice, to be effective, must be received by CITBC not later than 11:00 A.M. (New York City time) on the second Business Day prior to the requested issuance of such Letter of Credit Guaranty.

(d) Subject to the satisfaction of the conditions set forth in this Section 2.3, CITBC shall, on the requested date, issue a Letter of Credit Guaranty on behalf of PHC/CHC Holdings, Inc. for the benefit of the Borrowers in accordance with its usual and customary business practices. CITBC shall not issue any Letter of Credit Guaranty in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. CITBC shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit Guaranty.

(e)      CITBC shall:

(i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance of a Letter of Credit Guaranty issued by it, of all payments under a Letter of Credit Guaranty issued by it and request the reimbursement by the Administrative Agent in accordance with Section 2.7(c) of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Lender); and

(ii) upon the request of any Lender, furnish to such Lender copies of any documentation as may reasonably be requested by such Lender.

(f) Immediately upon the issuance by CITBC of a Letter of Credit Guaranty in accordance with the terms and conditions of this Agreement, CITBC shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from CITBC, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Ratable Portion, in such Letter of Credit Guaranty and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor.

(g) To the extent funds in the Cash Collateral Account are for any reason insufficient to cover such obligation in accordance with Section 2.7(c), the Borrowers agree to reimburse CITBC for any payment CITBC makes under any Letter of Credit Guaranty immediately upon such payment, irrespective of any claim, set-off, defense or other right which the Borrowers may have at any time against CITBC or any other Person; provided, however, that the failure to reimburse CITBC under this subsection (g) shall not constitute a Default or Event of Default. In the event that CITBC makes any payment under any Letter of Credit Guaranty and the Borrowers shall not have repaid such amount to CITBC pursuant to this clause (g) or such payment is rescinded or set aside for any reason, the Borrowers shall be deemed to request a Revolving Credit Loan in such amount and CITBC shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of CITBC the amount of such Lender's Ratable Portion of such Reimbursement Obligation in Dollars and in immediately available funds. If the Administrative Agent so notifies such Lender prior to 11:00 A.M. (New York City time) on any Business Day, such Lender shall make available to the Administrative Agent for the account of CITBC its Ratable Portion of the amount of such Reimbursement Obligation on such Business Day in immediately available funds. Upon such payment by a Lender, such Lender shall, whether or not there shall be the continuance of a Default or Event of Default and notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the Borrowers in the principal amount of such Reimbursement Obligation. Whenever the amount of such Reimbursement Obligation received from any Borrower as to which the Administrative Agent has received for the account of CITBC any payment from a Lender pursuant to this clause (g), CITBC shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Lender, in immediately available funds, an amount equal to such Lender's Ratable Portion of the amount of such Reimbursement Obligation adjusted, if necessary, to reflect the respective amounts the Lenders have paid in respect of such Letter of Credit Guaranty.

(h) The obligation of the Borrowers to pay the Loans that arise as a result of payments under Letter of Credit Guaranties shall be joint and several and all absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

(i) any lack of validity or enforceability of any related Letter of Credit or any Loan Document, or any term or provision therein;

(ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any related Letter of Credit or any Loan Document;

(iii) the existence of any claim, set-off, defense or other right that any Borrower or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, any Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

(iv) any draft or other document presented under a Letter of Credit Guaranty or related Letter of Credit proving to be forged, fraudulent, invalid or insufficient (other than insufficiency on the face of such draft or other document to the extent CITBC is excused thereby from paying under its Letter of Credit Guaranty) in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, provided, however, that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Bank to the extent CITBC is excused thereby from paying under its Letter of Credit Guaranty; and

(vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Agents or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder; provided, however, that such event or circumstances shall not have been the result of gross negligence or willful misconduct of the Issuing Bank to the extent CITBC is excused thereby from paying under its Letter of Credit Guaranty.

Any action taken or omitted to be taken by CITBC under or in connection with any Letter of Credit Guaranty, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put CITBC under any resulting liability to any Borrower, any Agent or any Lender. In determining whether documents presented in connection with a Letter of Credit Guaranty comply with the terms thereof, CITBC may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit Guaranty CITBC may rely exclusively on the documents presented to it under such Letter of Credit Guaranty as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit Guaranty, whether or not the amount due under the related Letter of Credit equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit Guaranty proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit Guaranty proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit Guaranty with the terms thereof shall not, in each case, be deemed to constitute willful misconduct or gross negligence of CITBC.

(i) If and to the extent any Lender shall not have made its Ratable Portion of the amount of the payment required by clause (g) above available to the Administrative Agent for the account of CITBC, such Lender agrees to pay to the Administrative Agent for the account of CITBC forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Federal Funds Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of CITBC, at the rate per annum applicable to Base Rate Loans under the Facility. The failure of any Lender to make available to the Administrative Agent for the account of CITBC its Ratable Portion of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of CITBC its Ratable Portion of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Administrative Agent for the account of CITBC such other Lender's Ratable Portion of any such payment.

(j) Schedule 2.3 contains a schedule of certain letters of credit issued prior to the Closing Date by Paribas for the account of the Borrowers. Subject to satisfaction of the conditions in Sections 3.1 and 3.2 on the Closing Date, such letters of credit, to the extent outstanding, will be guaranteed by a Letter of Credit Guaranty issued by CITBC hereunder and such Letter of Credit Guaranty shall be a Letter of Credit Guaranty hereunder for all purposes.

(k) If the Chase Manhattan Bank, as an Issuing Bank, requires PHC/CHC Holdings, Inc. to deliver collateral to the Chase Manhattan Bank to secure any obligations to it under any Letter of Credit issued by it, CITBC agrees, upon written notice from Borrowers of such request from the Chase Manhattan Bank, to use its reasonable best efforts to assist the Borrowers in finding another bank to act as Issuing Bank hereunder and to turn over funds held in the Cash Collateral Account if CITBC is released from any and all obligations it may have under any Letter of Credit Guaranty or any Letter of Credit issued thereunder and all Letter of Credit Obligations have been paid in full.

(l) If CITBC receives a notice by the Issuing Bank under the Letter of Credit application filed with the Issuing Bank, CITBC will as soon as practicable send such notice by telecopy or hand delivery of same to the Borrowers.

Section 2.4.      Termination and Reduction of the Revolving Credit Commitments.
                  -------------------------------------------------------------

(a) The Borrowers may, upon at least five Business Days' prior notice to the Administrative Agent, and payment of (i) all principal, interest and fees then due and payable under this Agreement, (ii) any amounts owing pursuant to Section
2.12 (e), and (iii) the Prepayment Premium, if any, terminate in whole the respective Revolving Credit Commitments of the Lenders.

                  (b) The Borrowers may, upon at least five Business Days prior notice to the Administrative Agent, and payment of (i) all principal, interest and fees then due and payable under this Agreement, and (ii) any amount owing pursuant to Section 2.12(e), reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $2,500,000 or an integral multiple of $2,500,000 in excess thereof.

Section 2.5. Repayment of Loans. The Borrowers jointly and severally agree to repay the entire unpaid principal amount of the Revolving Loans on the Revolving Credit Termination Date.

Section 2.6.      Evidence of Debt.

(a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurodollar Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof, if applicable.

(c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.6 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder, the Borrowers will promptly execute and deliver a Revolving Credit Note or Revolving Credit Notes to such Lender evidencing any Revolving Credit Loans of such Lender, substantially in the form of Exhibit F, and the interests evidenced by such note or notes shall at all times (including after assignment of all or part of such interests) be evidenced by one or more Revolving Credit Notes payable to the order of the payee named therein.

Section 2.7.      Mandatory Prepayments.

(a) Upon any sale of any hospital facility owned or operated by any Borrower, the Borrowers shall immediately prepay the Loans in an amount equal to the Required Amount with respect to such Borrower.

(b) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceed the Maximum Credit at such time, the Borrower shall forthwith prepay the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Loans, the Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 9.3 to the extent required to eliminate such excess.

(c) The Administrative Agent shall, on behalf of the relevant Borrowers, make funds held in the Cash Collateral Account available for any Reimbursement Obligation then due to CITBC in respect of any Letter of Credit Guaranty.

Section 2.8.      Interest.

(a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.8(c), as follows:

(i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time, plus (B) the Applicable Margin; and

(ii) if a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Interest Period, plus (B) the Applicable Margin in effect from time to time during such Eurodollar Interest Period.

(b) Interest Payments. (i) Interest accrued on each Base Rate Loan shall be payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the making of such Base Rate Loan, and (B) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on each Eurodollar Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan, (B) upon the payment or prepayment thereof in full or in part, and
(C) to the extent not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurodollar Rate Loan; and (iii) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

(c) Default Interest. Notwithstanding the rates of interest specified in Section 2.8(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest then applicable to such Obligations.

Section 2.9.      Conversion/Continuation Option.

(a) The Borrowers may elect (i) at any time to convert Base Rate Loans or any portion thereof to Eurodollar Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurodollar Rate Loans or any portion thereof into Base Rate Loans or to continue such Eurodollar Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurodollar Loans for each Interest Period must be in the amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of Exhibit G hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurodollar Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurodollar Rate Loans, shall also be the last day of the applicable Interest Period).

(b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurodollar Rate Loans, and no continuation in whole or in part of Eurodollar Rate Loans to other Eurodollar Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of
Section  2.12.  If,  within  the time  period  required  under the terms of this
Section 2.9, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrowers containing a permitted election to continue any Eurodollar Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans. Each Notice of Conversion or Continuation shall be irrevocable.

Section 2.10.     Fees.

(a) Unused Commitment Fee. The Borrowers agree jointly and severally to pay to each Lender a commitment fee on the daily average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at a rate equal to .375% per annum, payable in arrears (i) on the last day of each calendar month, commencing on the first such day following the date hereof and (ii) on the Revolving Credit Termination Date.

(b) Minimum Revolving Credit Outstanding Fee. The Borrowers agree jointly and severally to pay to the Administrative Agent for the ratable benefit of the Lenders a fee equal to the amount by which the daily average of the Revolving Credit Outstandings is below $32,000,000, multiplied by a rate equal to 1.25% per annum, payable on the first anniversary of the Closing Date unless the Revolving Credit Commitment has terminated and the Obligations are paid in full prior thereto.

(c) Letter of Credit Fees. The Borrowers agree to pay the following amounts with respect to Letters of Credit Guaranties issued by CITBC:

(i) to the Administrative Agent for the account of CITBC, with respect to each Letter of Credit Guaranty issued by CITBC, an issuance fee equal to 1.75% per annum of the average daily maximum amount available from time to time to be drawn under such Letter of Credit Guaranty, payable in arrears (A) on the last day of each calendar month, commencing on the first such day following the issuance of such Letter of Credit Guaranty and (B) on the Revolving Credit Termination Date; and

(ii) CITBC, with respect to the issuance, amendment or transfer of each Letter of Credit Guaranty and each payment made thereunder, documentary and processing charges in accordance with CITBC's standard schedule for such charges in effect at the time of issuance, amendment, transfer or payment, as the case may be.

(d) Closing Fees. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the ratable benefit of the Lenders, a facility fee equal to .625% of the aggregate Revolving Credit Commitments in effect on the Closing Date, payable on the Closing Date.

(e) Collateral Management Fee. The Borrowers jointly and severally agree to pay to the Collateral Agent for the sole benefit of the Collateral Agent a collateral management fee in the amount of $262,500, payable on the Closing Date and each anniversary date of the Closing Date prior to the Revolving Credit Termination Date. If any Obligations remain unpaid after the Revolving Credit Termination Date, the Borrowers jointly and severally agree to pay to the Collateral Agent for the sole benefit of the Collateral Agent a collateral management fee in the amount of $21,875, payable on the first day immediately after the Revolving Credit Termination Date and on the first day of each calendar month thereafter until the date when all Obligations are paid in full.

Section 2.11.     Payments and Computations.

(a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 1:00 P.M. (New York City time) on the day when due, in Dollars, to the Administrative Agent to its account at The Chase Manhattan Bank at 4 New York Plaza, 15th Floor, New York, New York 10004, or to such other address as determined by the Administrative Agent and as shall be notified to the Borrowers in writing, in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.11, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Sections 2.12(c), 2.12(e), 2.13 or 2.14 shall be paid only to the affected Lender or Lenders. Payments received by the Administrative Agent after 1:00 P.M. (New York City time) shall be deemed to be received on the next Business Day.

(b) All computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days for Eurodollar Rate Loans and 365 days for Base Rate Loans, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be presumed to be correct and binding for all purposes, absent manifest error.

(c) Whenever any payment or other obligation hereunder shall be stated to be due on a day other than a Business Day, such payment or performance shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in any computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurodollar Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day. The Borrowers will have the right, as long as no Event of Default is continuing, to direct the application of all repayments of Revolving Loans. Unless otherwise directed by the Borrowers, all repayments of any Revolving Loans shall be applied first to repay such Loans outstanding as Base Rate Loans and then to repay such Loans outstanding as Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods. The Administrative Agent will use its best efforts to apply payments as directed by the Borrowers but the Administrative Agent will not be required to correct, or in any way be liable for, any misapplication of such payments directed by the Borrowers absent willful misconduct on the Administrative Agent's part.

(d) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Federal Funds Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(e) Subject to the provisions of clause (f) of this Section 2.11 (and except as otherwise provided in Section 2.7), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied, first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express
provisions  of  this   Agreement  on  behalf  of  any  Lender,   for  which  the
Administrative Agent has not then been reimbursed by such Lender or the Borrowers; second, to pay all other Obligations then due and payable; and third, as the Borrowers so designate. Payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Lender in accordance with such Lender's Ratable Portion; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and the Agents as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions, except for those amounts payable pursuant to Sections 2.12(c), 2.12(e), 2.13 or 2.14 which shall be payable ratably to the affected Lender(s).

(f) After the occurrence and during the continuance of an Event of Default, the Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Obligations. During the continuance of a Material Event of Default or upon acceleration of the Obligations pursuant to
Section 9.2, the Administrative Agent may, and shall upon the written direction of the Requisite Lenders, apply all payments in respect of any Obligations, and apply all funds on deposit in any Cash Collateral Account and all other proceeds of Collateral, in the following order:

(i) first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

(ii) second, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent and the Collateral Agent;

(iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders;

(iv) fourth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Collateral Agent and the Lenders;

(v) fifth, to pay interest then due and payable in respect of the Loans and Reimbursement Obligations;

(vi) sixth, to pay principal payments then due and payable on the Loans and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Obligations in the manner described in Section 9.3, and thereafter to prepay principal payments on the Loans; and

(vii)    seventh, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through seventh, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's, the Collateral Agent's and each Lender's interest in the aggregate outstanding Obligations described in such clauses. The order of priority set forth in clauses first through seventh of this Section 2.11(f) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, or any other Person. The order of priority set forth in clauses first through fourth of this Section 2.11(f) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Lenders.

(g) At the option of the Administrative Agent, principal on the Reimbursement Obligations to the extent not covered by the Cash Collateral Account in accordance with Section 2.7(c), interest, fees, expenses and other sums then due and payable in respect of the Revolving Loans and Protective Advances and not paid by Borrower may be paid from the proceeds of Revolving Loans. The Borrowers hereby authorize the Lenders to make Revolving Loans pursuant to Section 2.2(a), from time to time in such Lender's discretion, which are in the amounts of any and all principal then due and payable with respect to such Reimbursement Obligations, interest, fees, expenses and other sums due and payable on Revolving Loan and Protective Advances, and further authorizes the Administrative Agent to give the Lenders notice of any Borrowing with respect to such Revolving Loans and to distribute the proceeds of such Revolving Loans to pay such amounts; provided, however, that in the event of any such Borrowing in respect of Protective Advances, the Administrative Agent shall give the Borrowers notice at least one Business Day prior to such Borrowing. The Borrowers agree that all such Revolving Loans so made shall be deemed to have been requested by them (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Lenders irrevocably waive) and direct that all proceeds thereof shall be used to pay such amounts.

Section 2.12.     Special Provisions Governing Eurodollar Rate Loans.
                  --------------------------------------------------

(a) Determination of Interest Rate. The Eurodollar Rate for each Interest Period for Eurodollar Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurodollar Rate." The Administrative Agent's determination shall be presumed to be correct and binding on the Borrowers, absent manifest error.

(b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the Eurodollar Rate then being determined in accordance with the definition therefor or (ii) the Requisite Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period will not adequately reflect the cost to such Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurodollar Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurodollar Rate Loans or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

(c) Increased Costs. If at any time any Lender shall determine that after the date hereof the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurodollar Rate) or the compliance by such Lender with any guideline, request or directive issued after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the actual cost to such Lender of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Administrative Agent by such Lender, shall be presumed to be correct and binding for all purposes, absent manifest error.

(d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert after the date hereof that it is unlawful, for any Lender or its Eurodollar Lending Office to make Eurodollar Rate Loans or to continue to fund or maintain Eurodollar Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurodollar Rate Loans and to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (ii) if the affected Eurodollar Rate Loans are then outstanding, the Borrowers shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.12(d) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. Each Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans shall thereupon be restored.

(e) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.8, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may actually sustain
(i) if for any reason a proposed Borrowing, conversion into or continuation of Eurodollar Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by a Borrower or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.9, (ii) if for any reason any Eurodollar Rate Loan is prepaid (including mandatorily pursuant to Section 2.7) on a date which is not the last day of the applicable Interest Period, or (iii) as a consequence of a required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.12(d) as a consequence of any failure by the Borrowers to repay Eurodollar Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be presumed to be correct as to the amount of compensation due to that Lender, absent manifest error.

                  (f) Any Lender claiming any additional amounts payable pursuant to this Section 2.12 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (g) If (a) the obligation of any Lender to make or continue or convert Loans into Eurodollar Loans has been suspended pursuant to this Section 2.12, (b) any Lender has demanded compensation under this Section 2.12 or
Section 2.13 or (c) any Lender has notified the Borrowers that it is not capable of receiving payments without deduction or withholding for taxes pursuant to
Section 2.14, the Borrowers may replace such Lender by designating in a notice given to the Administrative Agent an Eligible Assignee to replace such Lender, and the Administrative Agent may assist the Borrowers in finding an Eligible Assignee willing to replace such Lender. If the Borrowers so designate an Eligible Assignee, then the Administrative Agent shall give notice thereof to the Lender to be replaced, and thereupon and concurrently with the payment in full to such Lender of all amounts owed to such Lender, such Lender shall promptly consummate an assignment, in accordance with Section 11.2 hereof, of such Lender's Revolving Credit Commitment, Loans, Revolving Credit Notes, participations in Letter of Credit Obligations and other rights and obligations hereunder relative to the Revolving Credit Commitment of such Lender.

Section 2.13. Capital Adequacy. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority issued after the date of this Agreement (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation by an amount deemed by such Lender to be significant, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender shall be presumed to be correct and binding for all purposes absent manifest error.

Section 2.14.     Taxes.

(a) Any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) in the case of each Lender and each Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by any jurisdiction (or any political subdivision thereof) and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Closing Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Closing Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by any jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted from or in respect of any sum payable under any Loan Document to any Lender or Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14) such Lender or Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions, (iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrowers shall deliver to the Administrative Agent evidence of such payment.

(b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

(c) Each Borrower will indemnify each Lender and Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.14) paid by such Lender or Agent (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted excluding any of the foregoing resulting from the gross negligence or willful misconduct of such Lender or Agent. This indemnification shall be made within 30 days from the date such Lender or Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 11.8, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this
Section 2.14 shall survive the payment in full of the Obligations.

(f) Prior to the Closing Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrowers or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrowers with two completed copies of either IRS Form 4224 or Form 1001, or in the case of a Non-U.S. Lender claiming exemption under Section 871(h) or 881(c) of the Code with respect to "portfolio interest," a Form W-8 or Form W-9, or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

(g) Any Lender claiming any additional  amounts payable pursuant to this Section
2.14 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

Section 2.15. Certain Matters Relating to the Collateral. Without limiting the agreements of each Borrower in Article V, subject to patient confidentiality requirements each Borrower agrees to execute and deliver to the Collateral Agent in such form and manner as the Collateral Agent may reasonably require, solely for the Collateral Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts as the Collateral Agent may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as the Collateral Agent may reasonably require. In addition, upon the Collateral Agent's reasonable request, each Borrower shall, subject to patient confidentiality requirements, provide the Collateral Agent with copies of agreements with such Borrower's Account Debtors, and copies of invoices to patients, proof of delivery of goods and services and such other documentation and information relating to such Borrower's Accounts and other Collateral as the Collateral Agent may reasonably require. Failure to provide the Collateral Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted to the Collateral Agent for the benefit of the Secured Parties.

Section 2.16. Matters Relating to Controlled Accounts. All collections from Accounts shall be managed as provided in this section, except as otherwise expressly provided in this Agreement.

(a) The Borrowers shall establish and maintain at their expense with the banks identified in Schedule 2.16(a) the electronic funds transfer collection account (the "EFT Collection Account") and the other accounts there identified (together with the EFT Collection Account, the "Collection Accounts"), with the names there indicated, and subject to such changes of depositories as the Agents may approve in advance, such approval not to be unreasonably withheld. The Borrowers shall ensure that all collections of Accounts are paid into the Collection Accounts in accordance with the procedures and arrangements in place on the date of this Agreement as previously described by the Borrowers to the Agents, subject to such changes as may be approved in advance by the Agents. The Borrowers shall also ensure that all funds paid into the Collection Accounts and deemed collected (less an amount reasonably determined by the Borrowers in an amount not to exceed $5,000 at any one time in each such Collection Account) are first transferred by wire transfer or ACH initiated by the Borrowers' cash manager (in accordance with the aforementioned procedures and arrangements), on each Business Day, in next day funds into an intermediate concentration account identified in Schedule 2.16(a) (the "Intermediate Concentration Account"), or in the case of funds in the electronic funds transfer collection account, to another Collection Account and then to the Intermediate Concentration Account, and from the Intermediate Concentration Account, then transferred by wire transfer initiated by the Borrowers' cash manager, on each Business Day, in immediately available funds, into a depository account maintained by the Collateral Agent at such commercial bank as may be selected by the Collateral Agent in its sole discretion and communicated to the Borrowers (the "Concentration Account"). The Borrowers acknowledge that they waive and shall have no right to object to or seek to delay any such transfer or to cause any other application of any such funds. The Borrowers shall accurately report in all material respects to the Collateral Agent all amounts deposited in the Concentration Account to ensure the proper transfer of funds as set forth above.

(b) The Borrowers shall cause (i) the banks at which the Collection Accounts, other than the EFT Collection Accounts, and the Intermediate Concentration Account are maintained to enter into agreements substantially in the form of Exhibit H-1 hereto or otherwise in form and substance reasonably satisfactory to the Agents (ii) the banks at which the EFT Collection Accounts are maintained to enter into agreements substantially in the Form of Exhibit H-2 hereto or otherwise in form and substance reasonably satisfactory to the Agents and consistent with the Requirements of Law (collectively, the "Collection Account Agreements"), providing for daily transfers by the Borrowers' cash manager in accordance with the procedures identified in Section 2.16(a), acknowledging that the items received or deposited in the Collection Accounts and the Intermediate Concentration Account maintained with them are subject to the Lien granted in favor of the Collateral Agent for the benefit of the Secured Parties, that such bank has no Lien upon or right of set-off against any Collection Account or Intermediate Concentration Account maintained with it or any of the items received for deposit therein or the funds deposited from time to time therein, except to the extent required by any such bank in respect of costs and charges related solely to such Collection Account or Intermediate Concentration Account and that, upon the occurrence of and during the continuance of a Material Event of Default and the request of the Collateral Agent, such bank will wire or otherwise transfer, in immediately available funds, on each Business Day, all funds deposited or otherwise received in all the Collection Accounts or the Intermediate Concentration Account maintained with it to the Concentration Account in accordance with the terms and conditions of the applicable Collection Account Agreement. The Collateral Agent will notify each such bank promptly upon the cessation or cure of any such Event of Default.

(c) The Borrowers shall acknowledge that the Administrative Agent at all times will maintain the Concentration Account as a designated collateral account and that the Concentration Account will remain subject to the dominion and control of the Administrative Agent pursuant to this Agreement, and the Borrowers agree (and agree to confirm to all Persons) that the Borrowers shall at no time have any right to make any withdrawal from or give any instructions to the depository with respect to the Concentration Account.

(d) At all times when no Material Event of Default is continuing, the Administrative Agent shall after application of the funds, on a daily basis, to Obligations then due under this Agreement, automatically cause the funds transferred to the Concentration Account pursuant to this Section 2.16 to be released as promptly as practicable to the Borrowers by wiring the funds to PHC/CHC Holdings, Inc.'s Account at PNC Bank or any other account designated by the Borrowers from time to time which replaces such account so long as such account is not a payroll account; at all times when a Material Event of Default is continuing, the Administrative Agent shall not have any obligation to release funds to the Borrowers and shall apply, on a daily basis, all funds transferred into the Concentration Account pursuant to this Section 2.16 to reduce the outstanding indebtedness of the Borrowers under the Loans and satisfy the Borrowers' other Obligations under this Agreement. In the event the funds transferred to the Concentration Account are received in the Concentration Account no later than 12:00 p.m. (New York City time), then the Administrative Agent shall endeavor to make all such funds that are to be released to the Borrowers pursuant to this subsection (d) available to the Borrowers by 5:00 p.m.(New York City time) on the same day. To the extent that any collections of Accounts or proceeds of other Collateral are not sent directly to the appropriate Collection Account but are received by any Borrower, such collections shall be held in trust for the benefit of the Secured Parties and immediately remitted by the Borrower who received the relevant funds, in the form received, to the appropriate Collection Account for transfer directly or indirectly to the Concentration Account. Each Borrower acknowledges and agrees that its compliance with the terms of this Section 2.16 is essential.

(e) All funds transferred from the Concentration Account for application to amounts then due and payable by the Borrowers under this Agreement will be credited against the relevant Obligations of the Borrowers two Business Days after the Administrative Agent's receipt of "collected funds" at the Concentration Account, if received no later than 1:00 p.m. (New York City time), or on the third succeeding Business Day, if received after 1:00 p.m. (New York City time). No checks, drafts or other instrument received in either the Collection Account or the Concentration Account shall be treated as received unless and until such instruments have actually been collected. Except as otherwise expressly provided in this Agreement, the Administrative Agent shall, for value at the time specified above in this provision, apply the funds credited to the Concentration Account, first, to any expenses, indemnifications or fees then due and payable pursuant to Article 2 or Article 11, second, to interest then due and payable on the Loans of all the Lenders, provided, however, that any interest which is paid by Borrowers on funds which have been transferred from the Collection Account but not yet credited against the relevant Obligations pursuant to the provisions of this subsection shall be retained by CITBC and HHF and shared between them (pro rata in accordance with their respective Revolving Credit Commitments) as compensation for their services in administering the collections.

(f) For all purposes of this Agreement, including the calculation of interest payable to the Lenders on the Loans and the calculation of the Unused Commitment Fee, funds transferred to the Concentration Account that are released to the Borrowers pursuant to the first sentence of subsection (e) of this Section 2.16 shall be deemed to have been applied to payment of the Borrowers obligations as provided in subsection (e) of this Section 2.16, and the related release of funds to the Borrowers shall be deemed a Borrowing of Base Rate Loans made on the date of such release; provided, however, that such release of funds will not be subject to any conditions that other Borrowings are subject to, including without limitation the conditions set forth in Section 3.2, other than the absence of a continuation of a Material Event of Default.

(g) The Administrative Agent will deliver to the Borrowers monthly a statement of Loans, charges and payments made pursuant to this Agreement, and such accounting shall be presumed to be correct and binding upon the Borrowers, absent manifest error, subject to the following. A monthly statement delivered pursuant to this provision shall be subject to correction determined by the Administrative Agent to be necessary after receipt from the Borrowers of notice identifying a mistake in such statement; provided such notice is received by the Administrative Agent within sixty (60) days of the date the Borrowers received such statement from the Administrative Agent. Any such notice shall be deemed an objection only to those items specifically objected to in the notice.

Section 2.17. Withdrawal of Borrowers. The provisions of this Section 2.17 are in addition to the withdrawal of Borrowers permitted by Section 8.4.

(a) At any time there is no Default or Event of Default continuing any Borrower may, at its option, upon not less than thirty days' prior written notice to the Agents, choose to pledge Accounts to another lender in connection with a financing secured by real estate and cease to be a Borrower hereunder so long as immediately after giving effect thereto (i) there are at least five Borrowers continuing under this Agreement (the "Remaining Borrowers") who operate hospital facilities (including the Eligible Real Property) and the related Accounts of such hospitals remain pledged as Collateral to the Collateral Agent, (ii) the Available Credit with respect to the Remaining Borrowers is at least $5,000,000 and (iii) the Financial Covenant Debt of the Remaining Borrowers (including any Obligations which continue to be owed to the Lenders by such Borrower after giving effect to such Borrower's hospital facility having been mortgaged or such Borrower's accounts receivable having been pledged) is not more than 3.25X the trailing 12 month EBITDA of the Remaining Borrowers as of the last day of the most recently completed month for which Financial Statements have been delivered pursuant to Section 6.1; provided, however, that the EBITDA of PHC/CHC Holdings, Inc. for the year ended December 31, 2000 shall be based on annualized results for January 1, 2000 forward. Immediately upon or substantially simultaneously with such pledge of Accounts by such Borrower, its Accounts shall be excluded from the Borrowing Base and such Borrower shall immediately cease to be a Borrower and immediately cease to have any obligation under any Loan Document.

(b) Any Borrower may, at its option, upon not less than thirty (30) days' prior written notice to the Agents, choose to close its hospital facility and cease operations and cease to be a Borrower hereunder so long as immediately after giving effect thereto (i) there are at least five Borrowers continuing under this Agreement who operate hospital facilities (including the Eligible Real Property) and the related Accounts of such hospitals remain pledged as Collateral to the Collateral Agent, (ii) the Available Credit with respect to the Remaining Borrowers is at least $5,000,000 and (iii) the Financial Covenant Debt of the Remaining Borrowers (including any Obligations which continue to be owed to the Lenders by such Borrower after giving effect to such Borrower's hospital facility being closed) is not more than 3.25X the trailing 12 month EBITDA of the Remaining Borrowers as of the last day of the most recently completed month for which Financial Statements have been delivered pursuant to
Section 6.1; provided, however, that the EBITDA of PHC/CHC Holdings, Inc. for the year ended December 31, 2000 shall be based on annualized results for January 1, 2000 forward. Immediately upon or substantially simultaneously with such closure of a hospital facility by such Borrower, its Accounts shall be excluded from the Borrowing Base and such Borrower shall immediately cease to be a Borrower and immediately cease to have any obligation under any Loan Document.

(c) Any Borrower may, at its option, upon its failure to comply with any of Sections 4.16, 7.10 or 8.16 and prior written notice to the Administrative Agent, choose to cease being a Borrower hereunder or choose to have its Accounts excluded from the Borrowing Base during any period when the hospital facility owned or leased by such Borrower remains operational so long as (a) immediately after giving effect to the choice to withdraw as a Borrower (i) there are at least five Borrowers continuing under this Agreement who operate hospital facilities (including the Eligible Real Property) and the related Accounts of such hospitals remain pledged as Collateral to the Collateral Agent, (ii) the Available Credit with respect to the Remaining Borrowers is at least $5,000,000 and (iii) Financial Covenant Debt of the Remaining Borrowers (including any Obligations which continue to be owed to the Lenders by such Borrower being excluded hereunder) is not more than 3.25X the trailing 12 month EBITDA of the Remaining Borrowers as of the last day of the most recently completed month for which Financial Statements have been delivered pursuant to Section 6.1; provided, however, that the EBITDA of PHC/CHC Holdings, Inc. for the year ended December 31, 2000 shall be based on annualized results for January 1, 2000 forward or (b) immediately after giving effect to a choice to exclude such Borrower's Accounts from the Borrowing Base the Available Credit with respect to the Borrowers is at least $2,500,000. Immediately upon or substantially simultaneously with such Borrower ceasing to be a Borrower hereunder, its Accounts shall be excluded from the Borrowing Base and such Borrower shall immediately cease to be a Borrower and immediately cease to have any obligation under any Loan Document.

Article III

               CONDITIONS TO LOANS AND LETTER OF CREDIT GUARANTIES

Section 3.1. Conditions Precedent to Initial Loans and Letter of Credit Guaranties. The obligation of each Lender to make the Loans requested to be made by it on the Closing Date and the obligation of CITBC to issue Letter of Credit Guaranties on the Closing Date is subject to the satisfaction of all of the following conditions precedent:

(a) Certain Documents. The Administrative Agent shall have received on the Closing Date each of the following, each dated the Closing Date unless otherwise indicated or agreed to by the Agents, in form and substance satisfactory to the Agents and in sufficient copies for each Lender:

(i) this Agreement, duly executed and delivered by the Borrowers and, for the account of each Lender requesting the same, a Revolving Credit Note of the Borrowers conforming to the requirements set forth herein;

(ii) the Security Agreement, duly executed by the Borrowers, together with evidence satisfactory to the Agents that the Collateral Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral, including (x) such documents duly executed by each Borrower as the Agents may request with respect to the perfection of the Secured Parties' security interests in the Collateral (including financing statements under the UCC and other applicable documents under the laws of any jurisdiction with respect to the perfection of Liens created by the Security Agreement) and
(y) copies of UCC search reports as of a recent date listing all effective financing statements that name any Borrower as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Closing Date;

(iii) unless otherwise set forth in the Post Closing Agreement, the Mortgages together with: (A) a Mortgagee's Title Insurance Policy for each Eligible Real Property; (B) current as-built surveys, evidence of appropriate zoning compliance and certificates of occupancy, in each case reasonably satisfactory in form and substance to the Administrative Agent; (C) evidence that counterparts of the Mortgages have been recorded in all places to the extent necessary or desirable, to create a valid and enforceable first priority lien on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (D) an opinion of counsel in each state in which any Mortgage is recorded in form and substance and from counsel satisfactory to the Agents;

(iv) a favorable opinion of (A) Mayor, Day, Caldwell, Keeton, L.L.P., counsel to the Borrowers, in substantially the form of Exhibit I, and (B) counsel to the Borrowers in their respective states, in each case addressed to the Agents and the Lenders and addressing such other matters as any Lender through the Administrative Agent may reasonably request.

(v) a copy of the articles or certificate of incorporation (or equivalent organizational documents) of each Borrower, certified as of a recent date by the Secretary of State of the state of incorporation of such Borrower, together with certificates of such official attesting to the good standing of each such Borrower;

(vi) a certificate of the Secretary or an Assistant Secretary of each Borrower certifying (A) the names and true signatures of each officer of such Borrower who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Borrower, (B) the by-laws (or equivalent Constituent Document) of such Borrower as in effect on the date of such certification, (C) the resolutions of such Borrower's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Borrower from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

(vii) a certificate of the chief financial officer or treasurer of each Borrower or the Controller of Paracelsus, stating that such Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 7.9 and the payment of all estimated legal, accounting and other fees related hereto and thereto;

(viii) a certificate of a Responsible Officer to the effect that (A) the condition set forth in Section 3.2(b) has been satisfied and (B) no litigation not listed on Schedule 4.6 shall have been commenced against any Borrower which, if adversely determined, would have a Material Adverse Effect; and

(ix) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 7.5 and any Collateral Document are in full force and effect, together with endorsements in respect of insurance on the Eligible Real Property naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of Borrowers.

(b) Cash Management. The Administrative Agent shall have received evidence reasonably satisfactory to Agents that, as of the Closing Date, the procedures with respect to cash management required by Section 2.16 and the Collateral Documents have been established and are currently being maintained by each Borrower.

(c) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent, the Collateral Agent and the Lenders, as applicable, all fees due and payable on or before the Closing Date, and all expenses due and payable on or before the Closing Date.

(d) Consents, Etc. Each of the Borrowers shall have received all consents and authorizations required pursuant to any material Contractual Obligation of such Borrower with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

(e) The Administrative Agent shall have received evidence reasonably satisfactory to the Agents that all uncollected Accounts of the Borrowers subject to the existing securitization program with Bankers Trust Company, as trustee, have been reconveyed to the respective originating Borrowers, in form and substance satisfactory to the Agents and that such trustee relinquishes any interests it may have had in the Accounts.

(f) Paribas Liens. The Administrative Agent shall have received evidence satisfactory to it that Paribas has released all liens against any Borrower or any property of any Borrower.

(g) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

(h) Post Closing Agreement. The Administrative Agent shall have received a post closing agreement with terms and conditions satisfactory to the Administrative Agent obligating the Borrowers to provide the Administrative Agent with such items as the Administrative Agent may require within such time periods as the Administrative Agent shall specify therein, including, without limitation, a Collection Account Agreement for each Collection Account and Intermediate Concentration Account.

Section 3.2. Conditions Precedent to Each Loan and Letter of Credit Guaranty. The obligation of each Lender on any date (including the Closing Date) to make any Loan and of CITBC on any date (including the Closing Date) to issue any Letter of Credit Guaranty is subject to the satisfaction of all of the following conditions precedent:

(a) Request for Borrowing or Issuance of Letter of Credit Guaranty. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing and with respect to any Letter of Credit Guaranty, CITBC shall have received notice pursuant to Section 2.3(c).

(b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

(i) Except for Loans to reimburse drawings under any Letter of Credit Guaranty, and except for conversions of Eurodollar Rate Loans into Base Rate Loans pursuant to Section 2.9, the representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct on and as of the Closing Date and shall be true and correct in all material respects on and as of any such date after the Closing Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date;

(ii) Except for Loans to reimburse drawings under any Letter of Credit Guaranty, and except for conversions of Eurodollar Rate Loans into Base Rate Loans pursuant to Section 2.9, no Default or Event of Default has occurred and is continuing; and

(iii) Except for Loans to reimburse drawings under any Letter of Credit Guaranty, and except for conversions of Eurodollar Rate Loans into Base Rate Loans pursuant to Section 2.9, the Borrowers shall have delivered the Borrowing Base Certificate required by Section 6.1(h).

(c) Borrowing Base. After giving effect to the Loans or Letters of Credit requested to be made or issued on any such date and the use of proceeds thereof, the Revolving Credit Obligations shall not exceed the Maximum Credit at such time.

(d) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law applicable to the Borrowers on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

(e) Title/Lien Priority. In jurisdictions where a revolving credit endorsement is not available, the Administrative Agent shall have received such endorsements to Mortgagee's Title Insurance Policies for each parcel of Eligible Real Property, in form and substance reasonably satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably require, including "bring down endorsements" to insure that, after giving effect to such advance of the Loan or Letter of Credit, the Liens created by the applicable Mortgages and insured by such Mortgagee's Title Insurance Policies constitute valid first priority Liens on such parcels of Eligible Real Property, free and clear of all defects and encumbrances, except those referred to in such Mortgagee's Title Insurance Policies at the time such policies were originally issued to the mortgagee, and that each Mortgagee's Title Insurance Policy is in an amount equal to the value of the applicable parcel of Eligible Real Property reasonably determined by the Administrative Agent as of the Closing Date of such Loan or Letter of Credit.

Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing and the acceptance by the Borrowers of the proceeds of each Loan requested therein, and each submission by the Borrowers of a Letter of Credit Guaranty Request and the issuance of each Letter of Credit Guaranty Requested therein, shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit Guaranty.

Article IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders and the Agents to enter into this Agreement, the Borrowers represent and warrant to the Lenders and the Agents that, on and as of the Closing Date, after giving effect to the making of the Loans and other financial accommodations on the Closing Date and on and as of each date as required by Section 3.2(b):

Section 4.1. Corporate Existence; Compliance with Law. Each of the Borrowers (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect; (c) has all requisite power and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and to conduct its business as now or currently proposed to be conducted except where the failure to do so would not have a Material Adverse Effect; (d) is in compliance with its Constituent Documents and is in compliance with all applicable Requirements of Law except where the failure to be in compliance would not in the aggregate have a Material Adverse Effect; and (e) has all necessary licenses, permits, consents or approvals from or by, has made all necessary filings with, and has given all necessary notices to, each Governmental Authority having jurisdiction, to the extent required for such ownership, operation and conduct, except for licenses, permits, consents, approvals or filings which can be obtained or made by the taking of ministerial action to secure the grant or transfer thereof or the failure to obtain or make would not in the aggregate have a Material Adverse Effect.

Section 4.2.      Corporate Power; Authorization; Enforceable Obligations.
                  -------------------------------------------------------

(a) The execution, delivery and performance by each Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby:

(i) are within such Borrower's corporate, limited liability company, partnership or other powers;

(ii) have been or, at the time of delivery thereof pursuant to Article III will have been duly authorized by all necessary corporate action, including the consent of shareholders where required;

(iii)    do  not  and  will  not  (A)  contravene   any  Borrower's   respective
         Constituent Documents, (B) violate any other Requirement of Law applicable to any Borrower (including Regulations T, U and X of the Federal Reserve Board), or any order or decree of any Governmental Authority or arbitrator applicable to any Borrower, (C) conflict with or result in the breach of, or constitute a default under, or result in or permit the termination or acceleration of, any material Contractual Obligation of any Borrower or (D) result in the creation or imposition of any Lien upon any of the property of any Borrower other than those in favor of the Secured Parties pursuant to the Collateral Documents or otherwise permitted under Section 8.2 hereof; and

(iv) do not require the consent of, authorization by, approval of, notice to, or filing or registration with, any Governmental Authority or any other Person, (x) other than those the failure of which to obtain or make would not have a Material Adverse Effect and (y) other than those listed on Schedule 4.2(a) and which have been or will be, prior to the Closing Date, obtained or made, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Closing Date will be in full force and effect and (z) other than with respect to the Collateral, filings required to perfect the Liens created by the Collateral Documents.

(b) This Agreement has been, and each of the other Loan Documents will have been upon delivery thereof pursuant to the terms of this Agreement, duly executed and delivered by each Borrower thereto. This Agreement is, and the other Loan
Documents will be, when delivered hereunder, the legal, valid and binding obligation of each Borrower thereto, enforceable against such Borrower in accordance with its terms.

Section 4.3.      Financial Statements.

(a) The consolidated balance sheets of Paracelsus as at December 31, 1999, and the related consolidated statements of operations, retained earnings and cash flows of Paracelsus for the fiscal year then ended certified by Ernst & Young LLP, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of Paracelsus as at such dates and the consolidated results of the operations of Paracelsus for the period ended on such dates, all in conformity with GAAP. The unaudited consolidating balance sheets of Paracelsus (which includes the Borrowers) as at February 29, 2000 and the related unaudited consolidating statements of operations, of Paracelsus (which includes the Borrowers) for the period then ended, copies of which have been furnished to each Lender, fairly present the financial condition of the Borrowers as at such dates and the results of the operations of the Borrowers for the period ended on such dates, all in conformity with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) None of the Borrowers has any material obligation, contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitment which is not reflected in the Financial Statements referred to in clause (a) above or in the notes thereto or permitted by this Agreement.

(c) The budget for the fiscal year ending December 31, 1999, a copy of which has been delivered to each Lender, has been prepared by the Borrowers having operating facilities in light of the past operations of its business. Such budget is based upon estimates and assumptions stated therein, all of which the applicable Borrowers believe to be reasonable and fair in light of current conditions and current facts known to such Borrowers and, as of the date prepared, reflected such Borrower's good faith and reasonable estimates of the future financial performance of such Borrower and of the other information projected therein for such Borrowers for the periods set forth therein.

Section 4.4. Material Adverse Effect. Since February 29, 2000 there have been no events or developments that in the aggregate have had a Material Adverse Effect.

Section 4.5. Solvency. Both before and after giving effect to (a) the Loans and Letter of Credit Obligations to be made or extended on the Closing Date or such other date as Loans and Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the proceeds of such Loans pursuant to the instructions of the Borrowers and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Borrower (other than Flint River in the event that circumstances solely related to its existing bond debt result in Flint River not being Solvent) is Solvent.

Section 4.6. Litigation. There are no pending or, to the knowledge of the Borrowers, threatened actions, investigations or proceedings to which any Borrower is a party, or any property of a Borrower is subject before any court, Governmental Authority or arbitrator other than those that in the aggregate would not have a Material Adverse Effect. The performance by any Borrower of its obligation under any of the Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently). Schedule 4.6 lists all litigation pending against any Borrower at the date hereof which would have a Material Adverse Effect.

Section 4.7.      Taxes.

(a) All material federal, state, local and foreign income and franchise and other tax returns, reports and statements (collectively, the "Tax Returns") required to be filed by the Borrowers have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, and all taxes, charges and other impositions reflected therein have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings if adequate reserves therefor have been established on the books of the respective Borrower in conformity with GAAP. As of the Closing Date, except as disclosed on Schedule 4.7(a), no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority. Proper and accurate amounts have been withheld by each Borrower from its respective employees for all periods in compliance in all material respects with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.

(b) Except as disclosed on Schedule 4.7(b), none of the Borrowers has (i) as of the Closing Date, executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges; (ii) any obligation under any tax sharing agreement or arrangement other than that to which the Administrative Agent has a copy prior to the date thereof; or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrowers are common subsidiaries.

Section 4.8. Full Disclosure. The information prepared or furnished by or on behalf of the Borrowers in connection with this Agreement, except any budget delivered to the Lenders, or the consummation of the financing taken as a whole does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not misleading. Any budget delivered to the Lenders in connection herewith is based upon estimates and assumptions stated therein, all of which the Borrowers believe, as of the date of the delivery thereof or, in the case of the initial budget previously delivered to the Lenders pursuant to Section 4.3, as of the date of preparation of such budget, to be reasonable and fair in light of the then current conditions and the then current facts known to the Borrowers and reflect the Borrowers' good faith and reasonable estimates of the future financial performance of the Borrowers and of the other information provided therein for the periods set forth therein. All facts known to the Borrowers which the Borrowers reasonably believe are material to an understanding of the financial condition, business, properties or prospects of the Borrowers taken as one enterprise have been disclosed to the Lenders.

Section 4.9. Margin Regulations. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), and no proceeds of any Borrowing will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock in contravention of Regulation T, U or X of the Federal Reserve Board.

Section 4.10.     No Burdensome Restrictions; No Defaults.

(a) None of the Borrowers (i) is a party to any Contractual Obligation the compliance with which would have a Material Adverse Effect or the performance of which by any thereof, either unconditionally or upon the happening of an event, would result in the creation of a Lien (other than a Lien permitted under Section 8.2) on the property or assets of any thereof or (ii) is subject to any charter or corporate restriction which would have a Material Adverse Effect.

(b) Other than those defaults which in the aggregate would not have a Material Adverse Effect, none of the Borrowers is in default under or with respect to any Contractual Obligation owed by it and, to the knowledge of each of the Borrowers, no other party is in default under or with respect to any Contractual Obligation owed to any Borrower.

(c)      No Default or Event of Default has occurred and is continuing.

Section 4.11. Investment Company Act; Public Utility Holding Company Act. None of the Borrowers is (a) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended or (b) a "holding company," or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Act of 1935, as amended.

Section 4.12. Use of Proceeds. The proceeds of the Loans and the Letters of Credit related to the Letter of Credit Guaranties are being used by the Borrowers solely as follows: to provide funds to (i) Paracelsus, to pay for actual expenses not exceeding $7,000,000 per calendar year, (ii) Affiliates other than Paracelsus to pay for liabilities of sold, dormant, holding company or discontinued entities that relate to workers' compensation claims, malpractice insurance claims, medicare/medicaid cost report liabilities, residual accounts payable, residual payroll checks and residual state taxes, in any event not exceeding $5,000,000 per calendar year, (iii) pay for the transfer of accounts receivable to the respective Borrowers who originated them from the existing accounts receivable securitization program, (iv) refinance existing accounts receivable working capital secured Indebtedness and letter of credit exposure to Paribas, (v) finance capital expenditures, and (vi) for general working capital and corporate and partnership purposes. Notwithstanding anything to the contrary in this Section 4.12 or in Section 8.3 or Section 8.5, the Borrowers may use proceeds of Letters of Credit related to the Letter of Credit Guaranties, to the extent they are cash collateralized pursuant to Section 9.3, for the benefit of any Affiliates on an unlimited basis.

Section 4.13. Insurance.  All policies of insurance required to be maintained by
Section 7.5 are in full force and effect and are of a nature and provide such coverage as is sufficient and as is customarily carried by businesses of the size and character of such Person.

Section 4.14.     Labor Matters.

(a) There are no strikes, work stoppages, slowdowns or lockouts pending or to the knowledge of Borrowers threatened against or involving any of the Borrowers, other than those which in the aggregate would not have a Material Adverse Effect.

(b) There are no unfair labor practices, grievances or complaints pending, or, to any Borrower's knowledge, threatened against or involving any Borrower, nor are there any arbitrations or grievances threatened involving any Borrower, other than those which, in the aggregate would not have a Material Adverse Effect.

(c) Except as set forth on Schedule 4.14, as of the Closing Date, there is no collective bargaining agreement covering any of the employees of any of the Borrowers.

(d) Schedule 4.14 sets forth, as of the date hereof, all material consulting agreements of each of the Borrowers.

Section 4.15.     ERISA.

(a) Schedule 4.15 separately identifies as of the date hereof all Title IV Plans, all Multiemployer Plans and all of the employee benefit plans within the meaning of Section 3(3) of ERISA to which any Borrower has any obligation or liability, contingent or otherwise.

(b) Each employee benefit plan of each Borrower which is intended to qualify under Section 401 of the Code does so qualify, and any trust created thereunder is exempt from tax under the provisions of Section 501 of the Code, except where such failures in the aggregate would not have a Material Adverse Effect.

(c) Each Title IV Plan is in compliance in all material respects with applicable provisions of ERISA, the Code and other Requirements of Law except for non-compliances that in the aggregate would not have a Material Adverse Effect.

(d) There has been no, nor is there reasonably expected to occur, any ERISA Event which would have a Material Adverse Effect.

(e) Except to the extent set forth on Schedule 4.15, none of the Borrowers or any ERISA Affiliate would have any Withdrawal Liability as a result of a complete withdrawal as of the date hereof from any Multiemployer Plan.

Section 4.16.     Environmental Matters.

(a) The operations of each Borrower have been and are in compliance with all Environmental Laws, including obtaining and complying with Permits required by Environmental Laws, other than non-compliances that would not have a reasonable likelihood of any Borrower incurring Environmental Liabilities and Costs in excess of $1,000,000 individually, and $2,500,000, in the aggregate for all of the Borrowers.

(b) None of the Borrowers or any real property currently or, to the knowledge of any Borrowers, previously owned, operated or leased by or for any Borrower is subject to any pending or, to the knowledge of any Borrower, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or to the knowledge of any Borrower threatened proceeding or investigation by any Governmental Authority under or pursuant to
Environmental Laws other than those that have a reasonable likelihood of resulting in any Borrower incurring Environmental Liabilities and Costs in excess of $1,000,000 individually, and $2,500,000 in the aggregate for all of the Borrowers.

(c) Except as disclosed on Schedule 4.16, none of the Borrowers is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the regulations thereunder or any state analog.

(d) There are no facts, circumstances or conditions arising out of or relating to the operations or ownership of real property owned, operated or leased by any Borrower which could reasonably be expected to give rise to Environmental Liability Cost which are not specifically included in the financial information furnished to the Lenders other than those that would not have a reasonable likelihood of resulting in such Borrower incurring Environmental Liabilities and Costs in excess of $1,000,000 individually, and $2,500,000 in the aggregate for all of the Borrowers.

(e) As of the date hereof, no Environmental Lien has attached to any property of any Borrower and, to the knowledge of any Borrower, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Environmental Lien attaching to any such property.

(f) Each Borrower has provided the Lenders with copies of all environmental, material health or material safety audits, studies, assessments, inspections, investigations or other environmental material health and material safety reports relating to any Eligible Real Property.

Section 4.17. Intellectual Property. Each Borrower owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights (including all Intellectual Property as defined in the Security Agreement) that are necessary for the operations of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of any Borrower except where the failure to do so would not have a Material Adverse Effect. To any Borrower's knowledge, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, by any Borrower infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened which, in each case, would have a Material Adverse Effect.

Section 4.18.     Title; Real Property.

(a) Each Borrower has good and marketable title to, or valid leasehold interests in, all real property purported to be owned by it including those reflected on the most recent Financial Statements delivered by the Borrowers and none of such properties and assets is subject to any Lien, except Liens permitted under
Section 8.2. Each Borrower has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and have duly effected all recordings, filings and other actions necessary to establish, protect and perfect each Borrower's right, title and interest in and to all such property, except to the extent that noncompliance with this sentence would not have a material adverse effect on any Eligible Real Property or a Material Adverse Effect.

(b) Except as permitted by Section 8.4, no Borrower owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell, assign or dispose of any hospital facility owned or leased by such Borrower.

(c) Except to the extent that noncompliance with this Section 4.18(c) would not have a material adverse effect on any Eligible Real Property or a Material Adverse Effect (i) all components of all improvements included within the real property owned or leased by any Borrower (collectively, "Improvements"), including the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair;. (ii) all water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the real property owned or leased by any Borrower are installed and operating and are sufficient to enable the real property owned or leased by such Borrower to continue to be used and operated in the manner currently being used and operated, and no Borrower has any knowledge of any factor or condition that could result in the termination or material impairment of the furnishing thereof; and (iii) no Improvement or portion thereof is dependent for its access, operation or utility on any land, building or other Improvement not included in the real property owned or leased by any Borrower.

(d) No portion of any Eligible Real Property owned or leased by any Borrower has suffered any damage by fire or other casualty loss greater than $1,000,000 which has not heretofore been completely repaired and restored to good working condition except to the extent Borrowers have complied with Section 7.5. No portion of any Eligible Real Property owned or leased by any Borrower is located in a special flood hazard area as designated by any federal Governmental
Authority  unless flood  insurance is  maintained  therefor in  accordance  with
Section 7.5.

(e) All Permits required to have been issued or appropriate to enable all real property owned or leased by any Borrower to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect, other than those which in the aggregate would not have a Material Adverse Effect.

(f) None of the Borrowers has received any notice, or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by any Borrower or any part thereof, except those which, in the aggregate, would not have a Material Adverse Effect.

Article V

                               FINANCIAL COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Borrower agrees with the Lenders and the Agents that:

Section 5.1. Minimum EBITDA. The Borrowers, on a consolidated basis, will maintain during each calendar year (commencing with the calendar year ending December 31, 2000), EBITDA of not less than zero for each cumulative period (a) commencing on the first day of such calendar year and (b) ending on the last day of each successive calendar month during such calendar year; provided, however, for the calendar year ending December 31, 2000, EBITDA will be calculated for the period commencing April 1, 2000 and ending on the last day of each successive calendar month thereafter until and including December 31, 2000. For purposes of this Section 5.1, EBITDA means, with respect to the consolidated Borrowers for any period, (a) EBITDA (as defined in Section 1.1) of such Borrowers minus (b) the sum of (i) capital expenditures of the Borrowers, (ii) Interest Expense paid by the Borrowers to unaffiliated third parties, (iii) principal payments by the Borrowers on any Indebtedness due to unaffiliated third parties, (iv) Paracelsus overhead cost and (v) distributions to Paracelsus (exclusive of Paracelsus overhead cost) and other Affiliates made by such Borrowers provided that such distribution shall exclude (A) cash expenditures made in conjunction with the termination of the receivable securitization program with Sheffield Receivables Corporation made contemporaneously with the closing hereof, and (B) net proceeds from Indebtedness permitted under Sections
8.1 (h) or 8.1(l) of this Agreement.

Article VI

                               REPORTING COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Borrower agrees with the Lenders, the Collateral Agent and the Administrative Agent that:

Section 6.1. Financial Statements. The Borrowers shall furnish to the Administrative Agent (with sufficient copies for each of the Lenders) the following Financial Statements:

(a) Monthly Reports. Within 45 days after the end of each fiscal month in each Fiscal Year, financial information regarding the Borrowers consisting of unaudited balance sheets of Paracelsus showing consolidated and consolidating figures (including figures for the Borrowers) as of the close of such month and the related statements of income and related consolidated cash flow statements for such month and that portion of the current Fiscal Year ending as of the close of such month, setting forth in comparative form the figures for the corresponding period in the prior year with respect to the income statement only and the figures contained in the budget for the current Fiscal Year, in each case certified by a Responsible Officer of each Borrower as fairly presenting the consolidated and consolidating financial position of the Borrowers as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(b) Quarterly Reports. Within 45 days after the end of each Fiscal Quarter of each Fiscal Year, financial information regarding the Borrowers consisting of unaudited balance sheets of Paracelsus showing consolidated and consolidating figures (including figures for the Borrowers) as of the close of such quarter and the related statements of income and related consolidated cash flow statements for such quarter and that portion of the Fiscal Year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and with respect to the income statement only the figures contained in the budget for the current Fiscal Year, in each case certified by a Responsible Officer of each Borrower as fairly presenting the consolidated and consolidating financial position of the Borrowers as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).

(c) Annual Reports. Within 120 days after the end of each Fiscal Year, financial information regarding the Borrowers consisting of consolidated balance sheets of Paracelsus showing consolidated and consolidating figures (including figures for all Borrowers) as of the end of such year and related statements of income and related consolidated cash flow statements of Paracelsus for such Fiscal Year, all prepared in conformity with GAAP and certified, in the case of such consolidated financial statements, by Ernst & Young LLP or other independent public accountants of recognized national standing acceptable to the Administrative Agent, together with the report of such accounting firm stating that (i) such financial statements fairly present the consolidated financial position of Paracelsus as at the dates indicated and the results of its operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants have not objected and which shall have been disclosed in the notes to the financial statements), and (ii) the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards, and accompanied by a certificate stating that in the course of the regular audit of the business of the Borrowers such accounting firm has obtained no knowledge that a Default or Event of Default in respect of the financial covenants contained in Article V has occurred and is continuing, or, if in the opinion of such accounting firm, a Default or Event of Default has occurred and is continuing in respect of such financial covenants, a statement as to the nature thereof.

(d) Compliance Certificate. Together with each delivery of any Financial Statement pursuant to clauses (a), (b) and (c) of this Section 6.1, a certificate of a Responsible Officer of a Borrower (each, a "Compliance
Certificate") (i) showing in reasonable detail the calculations used in determining compliance with the financial covenant contained in Article V which is tested on a monthly basis and (ii) stating that no Default or Event of Default has occurred and is continuing or, if a Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action which the Borrowers propose to take with respect thereto.

(e) Budget. Not later than 60 days after the end of each Fiscal Year, (i) the annual budget of the Borrowers having operating facilities for the next succeeding Fiscal Year approved by the Board of Directors of Paracelsus, and
(ii) forecasts prepared by management of such Borrowers for each fiscal month in the next succeeding Fiscal Year, including, in each instance described in clause
(i) and (ii) above (A) a projected year end consolidated and consolidating (on an individual hospital basis) income statement and a consolidated balance sheet of Paracelsus and a consolidated statement of cash flows of Paracelsus and (B) a statement of all of the material assumptions on which such forecasts are based.

(f) Management Letters, Etc. Within five Business Days after receipt thereof by the board of directors of Paracelsus, copies of each management letter, exception report or similar letter or report received by Paracelsus from its independent certified public accountants.

(g) Borrowing Base Certificates. No later than the third Business Day of each week, a Borrowing Base Certificate as of the end of the immediately preceding week (the "Weekly Borrowing Base Certificate"), executed by a Responsible Officer of a Borrower (on behalf of the Borrowers) and no later than the twenty-fifth day of each calendar month, a Borrowing Base Certificate as of the end of the immediately preceding month, executed by a Responsible Officer of a Borrower (on behalf of the Borrowers); provided, however, that each Weekly Borrowing Base Certificate does not have to update any information on Accounts specified in clauses (l), (m) and (n) of the definition of Eligible Receivable.

Section 6.2. Default Notices. As soon as practicable, and in any event within three Business Days after a Responsible Officer of any Borrower has actual knowledge of the existence of any Default, Event of Default or other event which has had a Material Adverse Effect or which could reasonably be expected to cause or result in a Material Adverse Effect, the Borrowers shall give the Administrative Agent notice specifying the nature of such Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

Section 6.3. Litigation. Promptly after the commencement thereof, the Borrowers shall give the Administrative Agent written notice of the commencement of each action, suit or proceeding before any domestic or foreign Governmental Authority or arbitrator, to which any Borrower is a party, or any property of any Borrower is subject, which in the reasonable judgment of the Borrowers, could reasonably be expected to result in liability to the Borrowers (after taking insurance into account) in an amount equal to $500,000 or more; provided, however, that nothing in this Section 6.3 shall require disclosure of matters which could reasonably be expected to result in a waiver of the attorney-client privilege or work product protection of any Borrower or any of its Affiliates or a violation of an obligation of any Borrower or any of its Affiliates imposed by court order or otherwise imposed by law.

Section 6.4. Asset Sales. At least five Business Days prior to any Asset Sale, except any Asset Sale described in clauses (a), (b), (c) and (f) of Section 8.4, anticipated to generate in excess of $1,000,000 in Net Cash Proceeds and at least 60 days prior to any Asset Sale pursuant to Section 8.4(f), Borrowers shall send the Administrative Agent a notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Borrower.

Section 6.5. SEC Filings; Press Releases. Promptly after the sending or filing thereof, the Borrowers shall send the Administrative Agent copies of (a) all reports which Paracelsus sends to its Security holders generally, (b) all reports and registration statements which Paracelsus files with the Securities and Exchange Commission or any national or foreign securities exchange or the National Association of Securities Dealers, Inc., (c) all press releases of Paracelsus and (d) all other statements concerning material changes or developments in the business of any Borrower made available by Paracelsus to the public.

Section 6.6. Labor Relations. Promptly after becoming aware of the same, the Borrowers shall give the Administrative Agent written notice of (a) any material labor dispute to which any Borrower is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's facilities, and (b) any material Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any facility of any of such Person.

Section 6.7. Tax Returns. Upon the request of the Agents, through the Administrative Agent, the Borrowers will provide copies of all federal, state, local and foreign tax returns and reports filed by each Borrower and Paracelsus, as applicable, in respect of taxes measured by income (excluding sales, use and like taxes).

Section 6.8. Insurance. As soon as is practicable and in any event within 90 days after the end of each Fiscal Year, the Borrowers will furnish the Administrative Agent (in sufficient copies for each of the Lenders) with (a) a report in form and substance satisfactory to the Agents outlining all material insurance coverage maintained as of the date of such report in respect of the Borrowers and the duration of such coverage and (b) an insurance broker's statement that all premiums then due and payable with respect to such coverage have been paid.

Section 6.9. ERISA Matters. Each Borrower shall furnish the Administrative Agent (with sufficient copies for each of the Lenders):

(a) promptly and in any event within 30 days after such Borrower or ERISA Affiliate knows or has reason to know that any ERISA Event has occurred;

(b) promptly and in any event within 10 days after such Borrower knows or has reason to know that a request for a minimum funding waiver under Section 412 of the Code has been filed with respect to any Title IV Plan or Multiemployer Plan, a written statement of a Responsible Officer of such Borrower describing such ERISA Event or waiver request and the action, if any, which such Borrower proposes to take with respect thereto and a copy of any notice filed with the PBGC or the IRS pertaining thereto;

(c) simultaneously with the date that such Borrower or ERISA Affiliate files a notice of intent to terminate any Title IV Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, a copy of each such notice.

Section  6.10.  Environmental  Matters.  The  Borrowers  shall  provide  to  the
Administrative Agent, within 60 days of its request, an environmental site assessment report prepared by a consultant reasonably acceptable to the Administrative Agent and in a form and scope reasonably satisfactory to the Administrative Agent for any Eligible Real Property. Each Borrower shall provide the Administrative Agent promptly and in any event within 10 days of such Borrower having knowledge of any of the following, written notice of any of the following (in each case after giving effect to any recovery from insurance):

(a) that any Borrower is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Borrower to Environmental Liabilities and Costs of $500,000 or more;

(b) the receipt by any Borrower of notification that any real or personal property of such Borrower is or is reasonably likely to be subject to any Environmental Lien of $500,000 or more;

(c) the receipt by any Borrower of any notice of violation of or potential liability under, or knowledge by such Borrower that there exists a condition which could reasonably be expected to result in a violation by any Borrower of or liability of any Borrower under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting such Borrower to Environmental Liabilities and Costs of $500,000 or more;

(d) the commencement of any judicial or administrative proceeding or investigation alleging a violation by any Borrower of or liability of any Borrower under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting such Borrower to Environmental Liabilities and Costs of $500,000 or more;

(e) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Borrower other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Borrowers collectively to Environmental Liabilities and Costs of $500,000 or more;

(f) any proposed action by any Borrower or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring such Borrower to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $500,000 or more in a Fiscal Year or subject such Borrower to additional Environmental Liabilities and Costs of $500,000 or more; and

(g) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

Section 6.11.     Borrowing Base Determination.

(a) The Administrative Agent may conduct, or may cause to be conducted, at the Borrowers' expense such appraisals (which shall be conducted no more frequently than once per fiscal year and only with respect to Eligible Real Property), investigations and reviews as the Administrative Agent reasonably determines are needed for the purpose of determining the Borrowing Base, all upon notice and at such times during normal business hours and as often as may be reasonably determined by the Administrative Agent (provided, however, that the Administrative Agent shall not be required to provide such notice if there is an Event of Default continuing). The Borrowers shall cooperate fully with the Administrative Agent and all others involved with any such appraisal, investigation or review to ensure that the Administrative Agent is able to timely complete such appraisal, investigation or review.

(b) The Borrowers shall promptly notify the Administrative Agent in writing in the event that at any time such Borrower knows that (i) the Borrowing Base of all Borrowers is less than 85% of the Borrowing Base reflected in the most recent Borrowing Base Certificate delivered pursuant to Section 6.1(h) or that
(ii) the outstanding Revolving Credit Outstandings exceed the Borrowing Base as a result of a decrease therein, and the amount of such excess.

Section 6.12. Other Information. The Borrowers will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrowers as any Lender through the Administrative Agent may from time to time reasonably request.

Article VII

                              AFFIRMATIVE COVENANTS

                  As long as the Obligations or the Revolving Credit Commitments remain outstanding, unless the Requisite Lenders otherwise consent in writing, each Borrower agrees with the Lenders and the Agents that:

Section 7.1. Preservation of Corporate Existence, Etc. Each Borrower shall preserve and maintain its corporate existence, rights (charter and statutory) and franchises, except as permitted by Sections 8.3 and 8.4.

Section 7.2. Compliance with Laws, Etc. Each Borrower shall comply with all applicable Requirements of Law, Contractual Obligations and Permits, except where the failure so to comply would not in the aggregate have a Material Adverse Effect.

Section 7.3. Conduct of Business. Except as expressly permitted in this Agreement, each Borrower shall (a) conduct its business in the ordinary course and (b) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with such Borrower, except in each case where the failure to comply with the covenants in each of clauses (a) and (b) above would not in the aggregate have a Material Adverse Effect.

Section 7.4. Payment of Taxes, Etc. Each Borrower shall pay and discharge before the same shall become delinquent, all lawful governmental claims, taxes, assessments, charges and levies which could reasonably be expected to adversely affect the Accounts, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such
Borrower in conformity with GAAP and all other material lawful governmental claims, taxes, assessments, charges and levies, except where contested in good faith, by proper proceedings and adequate reserves therefor have been established on the books of such Borrower in conformity with GAAP and except where such failure to pay will not have a Material Adverse Effect. The Borrowers will promptly, but in any event within 5 Business Days, notify Administrative Agent in writing upon (i) receipt of a notice to commence, or commencement of, any material audit or examination by any Governmental Authority of any Tax Return or any assertion of any material claim for Taxes by any Governmental Authority or (ii) execution or filing with the IRS or any Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any material Tax Return or the collection or assessment of any charges.

Section 7.5. Maintenance of Insurance. Each Borrower shall (i) maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower operates, and, in any event, all insurance required by any Collateral Documents and (ii) cause all such insurance against loss on any Eligible Real Property to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage on such insurance shall be effective until after 30 days' written notice thereof to the Collateral Agent. So long as no Event of Default is continuing, the Borrowers shall have the right to use the proceeds of casualty insurance to repair or replace damaged or destroyed property. Upon any loss with respect to any Eligible Real Property, the Borrowers shall, as soon as practicable, repair or replace such damaged or destroyed property and in the event of any such loss greater than $1,000,000, within 30 days of such loss, the Borrowers shall at their option, assign all the proceeds of the casualty insurance to the Collateral Agent or pledge in favor of the Collateral Agent a new hospital facility in substitution for such damaged Eligible Real Property, and deliver appropriate documentation to evidence such substitution, all in form and substance reasonably satisfactory to the Agents. Until the Collateral Agent receives the assignment of the proceeds of the casualty insurance or the pledge of a new hospital facility, in each case, in form and substance satisfactory to the Agents, the Agents will have the right to reserve against the Facility reasonable amounts determined by them, in good faith in their reasonable judgement to reflect the loss of Collateral.

Section 7.6. Access. Subject to patient confidentiality requirements, each Borrower shall from time to time permit the Administrative Agent and the
Lenders, or any agents or representatives thereof, upon reasonable notice by telecopy, telephone or hand delivery of same, but in any event, not less than five Business Days after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of such Borrower, (b) visit the properties of such Borrower, (c) discuss the affairs, finances and accounts of such Borrower with any of its respective financial officers or directors, and (d) communicate directly with such Borrower's independent certified public accountants. Each Borrower shall authorize its independent certified public accountants to discuss with the Administrative Agent or any Lender any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from such Borrower and which such accountants may have with respect to the business, financial condition, results of operations or other affairs of such Borrower.

Section 7.7. Keeping of Books. Each Borrower shall keep proper books of record and account, in which full and correct entries shall be made in conformity with GAAP of all financial transactions and the assets and business of such Borrower.

Section 7.8. Maintenance of Properties, Etc. Each Borrower shall maintain and preserve, (a) all of its properties which are necessary in the conduct of its business in good working order and condition (ordinary wear and tear excepted),
(b) all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and (c) all registered patents, trademarks, trade names, copyrights and service marks with respect to its business; except where the failure to so maintain and preserve in the case of each of (a), (b) and (c) would not in the aggregate have a Material Adverse Effect.

Section 7.9. Application of Proceeds. Each Borrower shall use the entire amount of the proceeds of the Loans as provided in Section 4.12.

Section 7.10. Environmental. Each Borrower shall comply in all material respects with Environmental Laws and, without limiting the foregoing, such Borrower shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of such Borrower incurring Environmental Liabilities and Costs in excess of $1,000,000 for each event or, $2,500,000 for all such events in the aggregate, address in good faith and in a manner reasonably appropriate under the circumstances of any such matter, including when applicable (a) conducting or paying for consultants to conduct, tests or assessments of environmental conditions at such operations or properties (including the investigation and testing of subsurface conditions), and (b) taking such Remedial Action, investigational or other action as required by Environmental Laws or a Governmental Authority or that are appropriate and consistent with good business practice to address the Release or event.

Section 7.11.     Real Property.

(a) Each Borrower shall (i) comply in all material respects with all of its respective obligations under all of its respective Leases now or hereafter held respectively by it with respect to real property; provided, however, that any default by Flint River under its lease solely as a result of its existing bond debt shall not constitute a breach of this provision; (ii) not modify, amend, cancel, extend or otherwise change in any materially adverse manner any of the terms, covenants or conditions of any such Leases; (iii) not assign or sublet any other Lease if such assignment or sublet would have a Material Adverse Effect; and (iv) provide the Administrative Agent with a copy of each notice of material default under any material Lease received by such Borrower promptly upon receipt thereof and deliver to the Administrative Agent a copy of each notice of default sent by such Borrower under any Lease substantially simultaneously with its delivery of such notice under such Lease.

(b) At least 15 Business Days prior to (i) entering into any Lease (other than a renewal of an existing Lease) for the principal place of business and chief executive office of any Borrower or any other Lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned real property, such Borrower shall provide the Administrative Agent written notice thereof provided, however, that Borrowers are not required to give any additional notice with respect to the acquisition permitted pursuant to Section 8.1(i) .

Section 7.12. Matters Related to Accounts. Each Borrower shall comply with each of the following covenants in connection with all Accounts, or in connection with such Borrower's dealings with its patients or any Account Debtor, in each case, in all respects subject to obligations of patient confidentiality and other requirements of applicable law:

(a) in all material respects keep accurate and complete records of its Accounts and payments and collections thereon and allow the Agents, and their respective designated representatives, at reasonable times and upon reasonable notice, to review such records as well as medical records, insurance verification forms, assignment of benefits, and any relevant documentation thereon;

(b) if any of its Accounts in an aggregate face amount in excess of $250,000 in the aggregate for such Borrower cease, to such Borrower's knowledge, to qualify as Eligible Receivables, give each Agent notice of the circumstances promptly and in any event not later than three Business Days after such Borrower becomes aware of the circumstances;

(c) give each Agent prompt notice of any matter, to such Borrower's knowledge, materially affecting the value, enforceability or collectibility of any of its Account or Accounts (excluding any Self Pay Amount) in excess of $250,000 in the aggregate for such Borrower outstanding at any time and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods;

(d) whether or not an Event of Default has occurred, take such action upon request by the Administrative Agent to enable any of its officers, employees or agents, at any time or times, in the name of Administrative Agent or such Borrower, to verify the validity, amount or any other matter relating to any Accounts of such Borrower, by mail, telephone, facsimile or otherwise, and otherwise cooperate fully with the Administrative Agent to facilitate and promptly conclude such verification process;

(e) in the first instance, endeavor to make collection of the Accounts of such Borrower, to expedite collection, until such time as the Administrative Agent has notified the Borrowers that a Material Event of Default has occurred and that, thereafter, only the Collateral Agent will (subject to applicable law regarding Medicaid/Medicare Account Debtors or other governmental payors), and such Borrower shall not, endeavor to make collection of such Accounts; and after such notice from the Administrative Agent, if the Administrative Agent so requests, cooperate with the Collateral Agent to give notice to the Account Debtors on such Borrowers' Accounts that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties;

(f) in addition to clause (e) above, to the extent requested by the Collateral Agent, (A) provide written notice to each private indemnity, managed care (except with respect to Governmental Receivables) or other insurer who is an Account Debtor on any Account of such Borrower and, thereafter, promptly after such insurer (other than a Governmental Authority obligated on a Governmental Receivable) becomes an Account Debtor on any such Account, provide written notice to such insurer, that the Collateral Agent has been granted a first priority lien and security interest in, upon and to all Accounts applicable to such insurer and directs such Account Debtor to make payments into the appropriate Collection Account, and (B) do anything further that may be reasonably requested by the Agents to preserve or protect the security interests in the Collateral contemplated in this Agreement and the Collateral Documents and effectuate the intentions and objects of this Agreement and the Collateral Documents, including, but not limited to, the execution and delivery of Collection Account Agreements in accordance with Section 2.16(b), continuation statements, amendments to financing statements, and any other documents required under this Agreement and the Collateral Documents; and

(g) notify the Collateral Agent in writing three Business Days prior to any termination or modification of the EFT Collection Account Agreement and execute a new EFT Collection Account Agreement satisfactory in all respects to the Agents before the actual termination or modification of the EFT Collection Account Agreement.

Section 7.13. Trade Payables. Each Borrower shall pay all trade payables incurred in the ordinary course of business as they become due, consistent with current practices, except where the failure so to pay would not in the aggregate have a Material Adverse Effect.

Article VIII

                               NEGATIVE COVENANTS

                  As long as any of the Obligations or the Revolving Credit Commitments remain outstanding, without the written consent of the Requisite Lenders, each Borrower agrees with the Lenders and the Agents that:

Section 8.1. Indebtedness. Each Borrower will not create, incur, assume or otherwise become or remain directly or indirectly
                  ------------
liable with respect to any Indebtedness except:

(a)      the Obligations;

(b)     Indebtedness existing on the Closing Date and disclosed on Schedule 8.1;

(c) Capital Lease Obligations incurred by the Borrowers to finance the acquisition of fixed assets in an aggregate outstanding principal amount not to exceed $5,000,000 per year (not including any Capital Lease Obligations permitted by Section 8.1(l));

(d)      Purchase money Indebtedness;

(e) Renewals, extensions, refinancings and refundings of Indebtedness permitted by clause (b), (c) or (d) of this Section 8.1; provided, however, that any such renewal extension, refinancing or refunding in clause (c) and (d) is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to such Borrower, including as to weighted average maturity, than the Indebtedness being renewed, extended, refinanced or refunded;

(f) Indebtedness arising from intercompany loans to such Borrower from any other Affiliate;

(g) Indebtedness arising under any performance or surety bond entered into in the ordinary course of business or any appeal or supersedeas bond;

(h) Indebtedness either secured by any property other than Collateral or unsecured Indebtedness, in each case not otherwise permitted under this Section 8.1, in an aggregate outstanding principal amount not to exceed $75,000,000 at any time in the aggregate for all of the Borrowers so long as after giving effect to the incurrence of such Indebtedness (i) there are at least five Borrowers continuing to operate hospital facilities (including the Eligible Real Property) and the related Accounts of such hospitals remain pledged as Collateral to the Collateral Agent, (ii) the Available Credit with respect to the Remaining Borrowers is at least $5,000,000 and (iii) the Financial Covenant Debt of the Remaining Borrowers is no more than 3.25X the trailing 12 month EBITDA of such Remaining Borrowers as of the last day of the most recently completed month for which Financial Statements have been delivered pursuant to
Section 6.1; provided, however, that the EBITDA of PHC/CHC Holdings, Inc. for the year ended December 31, 2000 shall be based on annualized results for January 1, 2000 forward;

(i) Approximately $1,800,000 in debt incurred by Metropolitan in connection with the assumption of the debt related to the medical office building to be acquired by Metropolitan;

(j)      Hedging Contracts permitted by Section 8.15;

(k) each Borrower may guarantee the income or debts of individual health care professionals (or of professional corporations or partnerships some or all of which are owned by individual health care professionals) associated with its respective hospital facility; provided, however, that all such guaranties, when added to the loans and extension of credit made pursuant to Section 8.3(h), may not exceed $15,000,000 in the aggregate at any one time outstanding for all of the Borrowers; and

(l)      sale-leasebacks of any medical office building pursuant to Section 8.4
(g); and

(m) Indebtedness in respect of Letter of Credit Guaranties or Letters of Credit contemplated by Section 2.3(k).

Section 8.2. Liens, Etc. Each Borrower will not create or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or assign any right to receive income, except for:

(a)      Liens created pursuant to the Loan Documents;

(b)      Liens existing on the date of this Agreement and disclosed on Schedule
8.2;

(c)      Customary Permitted Liens of any Borrower;

(d) Purchase money Liens granted by such Borrower (including the interest of a lessor under a Capital Lease and Liens to which any property is subject at the time of the Borrower's acquisition thereof) securing Indebtedness permitted under Section 8.1(c) and (d) and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease and Liens granted by such Borrower securing Indebtedness permitted under
Section 8.1(l) and limited to the property subject to such lease;

(e) Any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clauses (b), (d) or (e) of this
Section 8.2 without any change in the assets subject to such Lien;

(f) Liens on equipment in favor of lessors securing operating leases of such equipment;

(g) Liens on property other than Collateral granted in connection with the incurrence of Indebtedness permitted under Section 8.1(h);

(h)      Liens permitted under any Mortgage;

(i) Other Liens on property other than Accounts and other Liens to the extent they are junior to the Collateral Agent's Lien, so long as the obligations secured thereby do not exceed $1,000,000 in the aggregate at any one time outstanding;

(j) Any Lien on property other than Collateral required to be pledged to The Chase Manhattan Bank by the Letter of Credit application submitted by the Borrowers to The Chase Manhattan Bank; and

(k) Liens on cash or Cash Equivalents to collateralize letters of credit at any Issuing Bank contemplated by Section 2.3(k)

Section 8.3. Investments. Each Borrower will not, directly or indirectly, make or maintain any Investment except:

(a)      Investments existing on the date of this Agreement and disclosed on
Schedule 8.3;

(b) Investments in Cash and Cash Equivalents held in the Cash Collateral Account or the Concentration Account with respect to which the Collateral Agent for the benefit of the Secured Parties has a first priority perfected Lien;

(c) Investments in Cash and Cash Equivalents in existing  accounts  disclosed on
Schedule 8.3 under "Existing Accounts", in the amounts existing in such accounts as of the close of business on the day before the Closing Date and disclosed on
Schedule 8.3 under "Existing Accounts";

(d)      other Investments in Cash and Cash Equivalents;

(e) Investments in accounts, contract rights and chattel paper (each as defined in the Uniform Commercial Code), notes receivable and similar items arising or acquired in the ordinary course of business consistent with the past practice of such Borrower;

(f) Investments received in settlement of amounts due to such Borrower effected in the ordinary course of business;

(g)      Investments by any Borrower in any other Borrower;

(h) Loans or advances to employees of the Borrower and/or physicians in the ordinary course of business, consistent with current practices, which loans and advances shall not exceed the aggregate outstanding principal amount of $1,000,000 individually, and, when added to the Indebtedness incurred pursuant to Section 8.1(k), $15,000,000 in the aggregate at any one time outstanding for all of the Borrowers;

(i) Investments from the accounts described in Section 8.3(c) in the amounts shown on Schedule 8.3 under "Existing Accounts".

(j) Investments from proceeds of the Indebtedness permitted by Section 8.1 (h) or from proceeds of any equity investment (by an investor who is not a Borrower) in such Borrower so long as no Default or Event of Default has occurred and is continuing;

(k) Investments in Paracelsus from the proceeds of Revolving Credit Loans or sources other than those identified in Sections 8.3(c), 8.(i) and 8.3(j) in an aggregate amount, when added to the Restricted Payment described in Section 8.5(a), not to exceed $7,000,000 in any calendar year so long as the Available Credit is at least $3,500,000 and no Event of Default has occurred and is continuing;

(l) Investments in Affiliates other than Paracelsus or any other Borrower from the proceeds of Revolving Credit Loans or sources other than those identified in Sections 8.3(c), 8.3(i) and 8.3(j) in an aggregate amount, when added to the Restricted Payment described in Section 8.5(b), not to exceed $5,000,000 in any calendar year so long as the Available Credit is at least $2,500,000; and no Material Event of Default has occurred and is continuing; provided, however, that the restrictions in this section shall not apply to payments to PFC Funding Corp II contemplated by clause (iii) of Section 4.12 and made on the Closing Date; and

                  (m) seller notes received by such Borrower in connection with the sale of any asset permitted under this Agreement so long as any such seller note in an aggregate principal amount of $1,000,000 or more is pledged to the Lender.

Section 8.4. Sale of Assets. Each Borrower will not sell, convey, transfer, lease or otherwise dispose of, any of its assets or any interest therein (including the sale or factoring at maturity or collection of any accounts) to any Person, or permit or suffer any other Person to acquire any interest in any of its assets (any such disposition being an "Asset Sale"), except:

(a) the sale or disposition of inventory in the ordinary course of business;

(b) the sale or disposition of property no longer used or useful in the ordinary course of business;

(c) the lease or sublease of real property not constituting a sale and leaseback, to the extent not otherwise prohibited by this Agreement;

(d) assignments and licenses of intellectual property of such Borrower in the ordinary course of business;

(e) sales or other dispositions other than real property or Collateral between and among the Borrowers;

(f) as long as no Event of Default is continuing, the sale of any hospital facility (and/or sale of the related Accounts of such hospital) other than the Eligible Real Property, as long as after giving effect to such sale (i) there are at least 5 Borrowers continuing to operate hospital facilities (including the Eligible Real Property) and the related Accounts of such hospitals remain pledged as Collateral to the Collateral Agent, (ii) the Available Credit with respect to the Remaining Borrowers is at least $5,000,000 and (iii) the Financial Covenant Debt of the Remaining Borrowers (including any Obligations which continue to be owed to the Lenders by such Borrower after giving effect to such Borrower's hospital facility having been sold or such Borrower's Accounts having been sold) is no more than 3.25X the trailing 12 month EBITDA of such Remaining Borrowers as of the last day of the most recently completed month for which Financial Statements have been delivered pursuant to Section 6.1; provided, however, that the EBITDA of PHC/CHC Holdings, Inc. for the year ended December 31, 2000 shall be based on annualized results for January 1, 2000 forward; provided, further, that such Borrower may consummate such sale pursuant to this clause (f) during the continuance of an Event of Default if, prior to such sale, two-thirds of the Lenders and the Borrowers mutually agree upon the disposition of the proceeds of such sale, provided, further, that no such sale or application of proceeds shall require a mandatory reduction in the Revolving Credit Commitment and

(g) Sale-leasebacks to the extent the debt associated with such sale-leaseback is permitted under Section 8.1.

All Accounts of the Borrowers that are sold and all Accounts related to any hospital facility sold pursuant to clause (f) above will be excluded from the Borrowing Base immediately upon such sale and the Borrowers who owned or leased the hospital facilities sold or the Accounts sold pursuant to clause (f) above, will cease to be Borrowers hereunder immediately upon such sale and immediately cease to have any obligation under any loan Document.

Section 8.5. Restricted Payments. Other than Restricted Payments made from proceeds of Indebtedness permitted under Section 8.1(h), from the accounts described in Section 8.3(c), from Investments described in Section 8.3 (i), or from the proceeds of an equity investment (by an investor who is not a Borrower) in such Borrower, each Borrower will not, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment except Restricted Payments (a) to Paracelsus in an aggregate amount, when added to the Investments described in Section 8.3(k), not to exceed $7,000,000 in any calendar year so long as after giving effect thereto, Available Credit is at least $3,500,000 and
(b) to Affiliates other than Paracelsus in an aggregate amount, when added to the Investments described in Section 8.3(l), not to exceed $5,000,000 in any calendar year so long as after giving effect thereto, Available Credit is at least $2,500,000; provided, however, that no Restricted Payment, other than a Restricted Payment from the accounts described in Section 8.3(c), shall be permitted if an Event of Default has occurred and is continuing at the date of declaration or payment thereof or would result therefrom.

Section 8.6. Restriction on Fundamental Changes; Permitted Acquisitions. Each Borrower will not (a) merge with any Person, (b) consolidate with any Person,
(c) acquire all or substantially all of the Stock or Stock Equivalents of any Person, (d) acquire all or substantially all of the assets of any Person or all or substantially all of the assets constituting the business of a division, branch or other unit operation of any Person, (e) enter into any joint venture or partnership with any Person or (f) acquire or create any subsidiary; provided, however, that Metropolitan may acquire certain equity interests in the Metropolitan Medical Office Building Partnership in connection with the incurrence of Indebtedness pursuant to Section 8.1(i);

Section 8.7. Change in Nature of Business. Each Borrower will not make any material change in the nature or conduct of its business as carried on at the date hereof.

Section 8.8. Transactions with Affiliates. Each Borrower will not, except as otherwise expressly permitted pursuant to Sections 8.1, 8.3, 8.4 and 8.5, do any of the following: (a) make any Investment in an Affiliate of such Borrower which is not a Borrower; (b) transfer, sell, lease, assign or otherwise dispose of any asset to any Affiliate of such Borrower which is not a Borrower; (c) merge into or consolidate with or purchase or acquire assets from any Affiliate of such Borrower which is not a Borrower hereunder; (d) repay any Indebtedness to any Affiliate of such Borrower which is not a Borrower; or (e) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate of such Borrower which is not a Borrower (including guaranties and assumptions of obligations of any such Affiliate), except for (i) transactions in the ordinary course of business on a basis no less favorable to such Borrower as would be obtained in a comparable arm's length transaction with a Person not an Affiliate and (ii) salaries and other employee compensation to officers or directors of such Borrower commensurate with reasonable compensation levels; provided, however, that Metropolitan may engage in transactions with its limited partners consistent with past practice.

Section 8.9. Modification of Constituent Documents. Each Borrower will not change its capital structure (including in the terms of its outstanding Stock) or otherwise amend its Constituent Documents, except for changes and amendments which do not materially affect the rights and privileges of such Borrower, or materially and adversely affect the interests of the Agents and the Lenders under the Loan Documents or in the Collateral.

Section 8.10. Accounting Changes; Fiscal Year. Each Borrower will not change its
(a) accounting treatment and reporting practices or tax reporting treatment, except as permitted by GAAP or as required by any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

Section 8.11. Margin Regulations. Each Borrower will not use any portion of the proceeds of any credit extended hereunder to purchase or carry
Margin Stock.

Section 8.12. Operating Leases. Each Borrower will not become or remain liable as lessee or guarantor or other surety with respect to any operating lease (other than sale-leaseback transactions otherwise permitted), unless the aggregate amount of all rents paid or accrued under all such operating leases shall not exceed $10,000,000 in any Fiscal Year.

Section 8.13. Cancellation of Indebtedness Owed to It. Each Borrower will not cancel any material claim or Indebtedness owed to it in an amount greater than $1,000,000 or in an aggregate amount greater than $2,000,000 in any fiscal year for all of the Borrowers; provided, however, the cancellation of a claim or Indebtedness for purposes of this Section 8.13 shall not include the cancellation of (i) any claim or Indebtedness required to be cancelled pursuant to a bankruptcy, restructuring or plan of reorganization, (ii) any amount owed in respect of any account in the ordinary course of business and consistent with past practices and (iii) any obligation of PFC Funding Corp II solely in connection with the termination of the existing accounts receivable securitization program contemplated by clause (iii) of Section 4.12 that is to occur on the Closing Date.

Section 8.14. No Speculative Transactions. Each Borrower will not engage in any speculative transaction or in any transaction involving Hedging Contracts except for the sole purpose of hedging in the normal course of business or consistent with industry practices.

Section 8.15. Compliance with ERISA. Each Borrower will not cause or permit to occur (a) an event which could result in the imposition of a Lien under Section 412 of the Code or Sections 302 or 4068 of ERISA or (b) an ERISA Event that would have a Material Adverse Effect.

Section 8.16. Environmental. Each Borrower will not allow a Release of any Contaminant in violation of any Environmental Law; provided, however, that any Borrower shall not be deemed in violation of this Section 8.16 if, as the consequence of any such Release, such Borrower would not incur Environmental Liabilities and Costs in excess of $1,000,000 and as a consequence of all such Releases, $2,500,000 in the aggregate for all of the Borrowers.

Article IX

                                EVENTS OF DEFAULT

Section 9.1. Events of Default. Each of the following events shall be an Event of Default:

(a) The Borrowers shall fail to pay, repay or prepay on the due date thereof any amount of principal of any Loan or Reimbursement Obligation (including, without limitation payments required under Section 2.7), or within five (5) days after the due date thereof any interest on any Loan, fees under the Loan Documents or any other Obligation.

(b) Any representation or warranty made or deemed made by any Borrower in any Loan Document or in any certificate, report, notice or financial statement furnished at any time in connection therewith shall be false, misleading or erroneous in any material respect when made or deemed to have been made.

(c) Any Borrower shall fail to perform,  observe or comply with (i) clauses (a),
(b), (c), (d), (e) and (f) of Section 6.1 and such failure is not remedied to the sole satisfaction of the Requisite Lenders or waived in writing by the Requisite Lenders within five days after any Responsible Officer of any Borrower has knowledge that, or any Lender has given such Borrower notice that, such failure has occurred, (ii) clause (g) of Section 6.1, and such failure is not remedied to the sole satisfaction of the Requisite Lenders or waived in writing by the Requisite Lenders within two 2 Business Days after any Responsible Officer of any Borrower has knowledge that, or any Lender has given such Borrower notice that, such failure has occurred, or (iii) any other covenant, agreement or term contained in any Loan Document other than Sections 4.16, 7.10 and 8.16 of this Agreement and such failure is not remedied to the sole satisfaction of the Requisite Lenders or waived in writing by the Requisite Lenders within 30 days after any Responsible Officer of any Borrower has knowledge that, or any Lender has given such Borrower notice that, such failure has occurred. Notwithstanding the foregoing, there shall be no requirement for prior notice, knowledge or grace period in the event of or the failure of any Borrower to comply with any term, covenant or agreement contained in Section 2.16, Article V, Sections 6.2, 6.11, 7.1, 7.6, 7.9, 7.12, or Article VIII (other than Sections 8.10 or 8.12).

(d) Any Borrower  shall fail to perform,  observe or comply with Sections  4.16,
7.10 or 8.16 and such failure is not remedied to the sole satisfaction of the Requisite Lenders or waived in writing by the Requisite Lenders within 30 days after any Responsible Officer of any Borrower has knowledge that, or any Lender has given such Borrower notice that, such failure has occurred; provided, however, that such failure shall not constitute a Default or Event of Default if such Borrower resolves the issue before such grace period expires by excluding its Accounts from the Borrowing Base or by ceasing to be a Borrower hereunder, all in accordance with Section 2.17(c); provided, further, that the Administrative Agent shall include such excluded Accounts in the Borrowing Base if such Borrower has not ceased being a Borrower once such Borrower has remedied such failure and no Event of Default has occurred and is continuing;

(e) Any Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; provided however, that this provision shall not be applicable in the event Flint River is unable to pay its bond debt so long as Flint River ceases to be a Borrower and an amount equal to the Required Amount with respect to Flint River are repaid immediately upon such inability to pay the bond debt as it becomes due.

(f) Any Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of itself or of all or any substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate or similar such action for the purpose of authorizing any of the foregoing; provided, however, that this provision shall not be applicable to Flint River if it has ceased to be a Borrower and an amount equal to the Required Amount with respect to Flint River shall have been repaid prior to the occurrence of any event in this subsection (f).

(g) A proceeding or case shall be commenced, without the application, approval or consent of any Borrower in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of any Borrower or of all or any substantial part of its property, or (iii) similar relief in respect of any Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against any Borrower shall be entered in an involuntary case under the Bankruptcy Code; provided, however, that this provision shall not be applicable to Flint River if it ceases to be a Borrower under the Facility immediately upon the occurrence of any event in this paragraph and an amount equal to the Required Amount with respect to Flint River shall be repaid and any amounts outstanding in excess of the Available Credit as a result of the exclusion of Flint River's Accounts from the Borrowing Base shall be paid no later than five Business Days after the occurrence of any event in this paragraph. Borrowers other than Flint River will continue to be able to borrow under the Facility (as long as they are otherwise able to under the Facility) during such 5 Business Day grace period and no Default shall be deemed to occur during such 5 day grace period solely because of any occurrence of any event in this paragraph.

(h) Any Borrower shall fail to discharge within a period of 30 days after the commencement thereof any order of attachment, sequestration, forfeiture or similar order or orders involving an aggregate amount of $500,000 or more against any of its properties.

(i) Any one or more judgments, settlements or decrees shall be entered against, or agreed to by any Borrower involving an aggregate liability in the aggregate amount at any time of $3,000,000 or more in excess of any amounts covered by insurance, and all of such judgments, settlements and decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal, or paid or otherwise discharged, within 30 days from the date of entry thereof or agreement thereto or, with respect to matters subject to appeal, within the later to occur of such 30 days or within the time period available for appeal under applicable law.

(j) Any Borrower shall fail to pay when due, after taking into account any applicable cure or grace periods (and shall not have been waived or otherwise cured), any principal of or interest on any debt having a principal amount of at least $3,000,000, or the maturity of any such debt shall have been accelerated; provided however, that this provision shall not be applicable in the event Flint River is unable to pay its bond debt so long as Flint River ceases to be a Borrower and an amount equal to the Required Amount with respect to Flint River are repaid immediately upon such inability to pay the bond debt as it becomes due.

(k) Any event shall have occurred, after taking into account any applicable cure or grace periods (and shall not have been waived or otherwise cured) with respect to any debt having a principal amount of at least $3,000,000, that permits any holder or holders of such debt or any person acting on behalf of such debt or any person acting on behalf of such holder or holders to accelerate the maturity thereof; provided, however, that this provision shall not be applicable to Flint River with respect to its existing bond debt.

(l) Any Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Borrower or any of its shareholders, or any Borrower shall deny that it has any further liability or obligation under any Loan Document except to the extent such liability or obligation is released by any Agent or Lender, as the case may be, or the Lien created by the Loan Document shall for any reason cease to be a valid, first priority perfected Lien, subject to Liens permitted by Section 8.2, upon any of the Collateral purported to be covered thereby except to the extent such Lien is released by the Collateral Agent.

(m) Any ERISA Event shall occur and the amount of all liabilities and deficiencies resulting thereupon, whether or not assessed exceeds $2,500,000 in the aggregate.

(n)      An event or condition shall occur that results in a Material Adverse
Effect.

Notwithstanding anything to the contrary herein, any default by PHC/CHC Holdings, Inc. under a Letter of Credit issued by The Chase Manhattan Bank solely because of its failure to provide additional collateral to The Chase Manhattan Bank will not result in a Default or Event of Default under this Agreement.

Section 9.2. Remedies. During the continuance of any Event of Default, the Administrative Agent (a) may, and shall at the request of the Requisite Lenders, by notice to the Borrowers, declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and CITBC to issue any Letter of Credit Guaranty shall immediately terminate to the extent of such termination, and/or (b) may and shall at the request of the Requisite Lenders, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of the Event of Default specified in Section 9.1(f) or
(g) (A) the Revolving Credit Commitments of each Lender to make Loans and of each Lender and CITBC to issue or participate in Letter of Credit Guaranties shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

Section 9.3. Actions in Respect of Letters of Credit. From and after the Closing Date, the Borrowers shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in Section 12.3, for deposit in a Cash Collateral Account, an amount equal to 100% of the sum of all outstanding Letter of Credit Obligations for application in accordance with Section 2.7(c). If the cash (including any interest earned thereon) in the Cash Collateral Account exceeds at any time the aggregate amount of all outstanding Letter of Credit Obligations, the Administrative Agent shall pay, or direct the applicable bank to release, the amount of such excess promptly to the Borrowers as long as there is no Default or Event of Default continuing.

Article X

                      THE ADMINISTRATIVE AGENT; THE AGENTS

Section 10.1.     Authorization and Action.

(a) Each Lender hereby appoints CITBC as the Administrative Agent hereunder and HHF as the Collateral Agent hereunder and each Lender authorizes the Administrative Agent and the Collateral Agent to take such respective action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to each of them under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents and each Lender agrees that under the Collateral Documents the Collateral Agent is acting as agent for the other Secured Parties.

(b) As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection), Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders provided, however, that the Agents shall not be required to take any action which (i) the Agents in good faith believe exposes them to personal liability unless the Agents receive an indemnification satisfactory to them from the Lenders with respect to such action or (ii) is contrary to this Agreement or applicable law. The Agents agree to give to each Lender prompt notice of each notice given to them by any Borrower pursuant to the terms of this Agreement or the other Loan Documents.

(c) In performing their functions and duties hereunder and under the other Loan Documents, the Agents are acting solely on behalf of the Lenders and their duties are entirely administrative in nature. The Agents do not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein and in the other Loan Documents or any other relationship as the agent, fiduciary or trustee of or for any Lender or holder of any other Obligation. The Agents may perform any of their duties under any of the Loan Documents by or through their agents or employees.

Section 10.2. The Agents' Reliance, Etc. Neither of the Agents nor any of their Affiliates or any of the respective directors, officers, agents or employees of such Agents or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement or the other Loan Documents, except for any such Person's gross negligence or willful misconduct. Without limiting the foregoing, each Agent (a) may treat the payee of any Revolving Credit Note as its holder until such Revolving Credit Note has been assigned in accordance with Section 11.2; (b) may rely on the Register to the extent set forth in Section 11.2(c); (c) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made by or on behalf of the Borrowers in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to any Lender to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability to any Lender under or in respect of this Agreement or any of the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

Section 10.3. The Agents Individually. With respect to its respective Ratable Portion, each of CITBC and HHF shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent or Collateral Agent in its individual capacity as a Lender or as one of the Requisite Lenders.

Section 10.4. Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender, conduct its own independent investigation of the financial condition and affairs of any Borrower in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

Section 10.5. Indemnification. Each Lender agrees to indemnify each Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, any Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by Agent under this Agreement or the other Loan Documents; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the any Agent's or Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Agents promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Agents in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement or the other Loan Documents, to the extent that the Agents are not reimbursed for such expenses by the Borrowers.

Section 10.6. Successor Agents. Subject to the acceptance of appointment by a successor Agent as provided below, each of the Administrative Agent and the Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent. If no successor Agent (i) shall have been so appointed by the Requisite Lenders, and (ii) shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld or delayed and shall not be required upon the occurrence and during the continuance for more than 30 days of an Event of Default). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations from and after such date under this Agreement and the other Loan Documents. Prior to any retiring Agent's resignation hereunder as Agent, the retiring Agent shall take such action as may be reasonably necessary to assign to the successor Agent its rights as Agent under the Loan Documents. After such resignation, the retiring Agent shall continue to have the benefit of this Article X as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

Section 10.7. Concerning the Collateral and the Collateral Documents and Releases of Borrowers.

(a) Each Lender agrees that any action taken by the Administrative Agent, the Collateral Agent or the Requisite Lenders (or, where required by the express terms of this Agreement, a greater proportion of the Lenders) in accordance with the provisions of this Agreement or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent or the Requisite Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties. Without limiting the generality of the foregoing, the Collateral Agent shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Collateral Documents; (ii) execute and deliver each Collateral Document and accept delivery of each such agreement delivered by the Borrowers; (iii) act as collateral agent for the other Secured Parties for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, however, that the Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for the Administrative Agent and the Lenders for purposes of the perfection of all security interests and Liens with respect to the Borrowers' respective Collection, Intermediate Concentration and Concentration Accounts maintained with, and cash and Cash Equivalents held by, such Lender; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and Liens created or purported to be created by the Collateral Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Collateral Agent and the Secured Parties with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise.

(b) Each of the Lenders hereby directs, in accordance with the terms hereof, the Collateral Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by the Collateral Agent for the benefit of the Lenders and the Collateral Agent hereby agrees to release any Lien held by the Collateral Agent for the benefit of the Lenders:

(i) against all of the Collateral, upon termination of the Revolving Credit Commitments and payment and satisfaction in full of all Loans, Reimbursement
Obligations and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable (and, in respect of contingent Letter of Credit Obligations, with respect to which cash collateral has been deposited or a back-up letter of credit has been issued, in either case on terms satisfactory to the Collateral Agent and CITBC);

(ii) against any part of the Collateral that is subject to a Lien permitted by Section 2.17(a);

(iii) against any part of the Collateral sold, closed or disposed of by a Borrower if such sale, closure or disposition is permitted by Section 8.4(a),
(b) and (f) or Section 2.17(b) (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement);

(iv) against any other Collateral with a book value of up to $2,500,000, if such release is consented to by the Requisite Lenders, or any part of the Collateral in excess of such amount, if such release is consented to by all the Lenders; and

(v) in connection with the substitution of Eligible Real Property in accordance with the definition of such term.

Each of the Lenders hereby directs the Collateral Agent to and the Collateral Agent shall execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.7 and each of the Lenders hereby directs the Agents to, and the Agents and the Lenders shall, release the relevant Borrowers from their respective obligations under the Loan Documents as contemplated by Section 2.17 and Section 8.4 promptly upon the effectiveness of any such release pursuant to such respective Section.

(c) Each of the Agents and the Lenders agree to execute such documents and instruments as any Borrower may reasonably request to evidence or effectuate the release of any of the Collateral or of any Borrower from its Obligations hereunder as permitted by Section 2.17 or Section 8.4.

Article XI

                                  MISCELLANEOUS

Section 11.1.     Amendments, Waivers, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by the Borrowers, the Agents and the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender, in addition to the Requisite Lenders, do any of the following:

(i) waive any of the conditions specified in Section 3.1 or 3.2 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

(ii)     increase the Revolving Credit Commitments of the Lenders;

(iii)    extend the scheduled final maturity of any Loan;

(iv) reduce the principal amount of any Loan or Reimbursement Obligation (other than by the payment or prepayment thereof); (v) reduce the rate of interest on any Loan or Reimbursement Obligations or any fee payable under Section 2.10;

(vi)     postpone any scheduled date fixed for payment of such interest or fees;

(vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

(viii) increase the Borrowing Base above the rates set forth in the definition thereof;

(ix) release any of the Collateral or any Borrower from its obligations under any of the Loan Documents except as provided in the last sentence of Section 10.7(b) (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

(x) amend Section 10.7(b) or this Section 11.1 or the definition of the terms "Requisite Lenders" or "Ratable Portion";

and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the relevant Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

(b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

Section 11.2.     Assignments and Participations.

(a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Credit Loans and the Letters of Credit); provided, however, that (i) such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment and (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, further, that in the case of any assignment to an Eligible Assignee that is not, prior to the date of such assignment, a Lender, an Affiliate of a Lender (other than any Investment Fund) or an Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent and the Borrowers (which consent shall not be unreasonably withheld or delayed) and in the case of any assignment to an Affiliate (other than any Investment Fund) or Approved Fund of a Lender, such Lender shall give the Borrowers at least five days' prior notice of such assignment; provided, however, that notwithstanding any other provision of this Section 11.2, the consent of the Borrowers shall not be required for any assignment which occurs when any Event of Default shall have occurred and be continuing for more than 30 consecutive days.

(b)  The  parties  to  each   assignment   shall  execute  and  deliver  to  the
Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Revolving Credit Note (if the assigning Lender's Loans are evidenced by a Revolving Credit Note) subject to such assignment. The Administrative Agent shall give prior notice of such assignment to Borrowers in the event the Borrowers do not have consent rights pursuant to Section 11.2(a). Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were CITBC, the rights of CITBC as an issuer of Letter of Credit Guaranties hereunder and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

(c) The  Administrative  Agent  shall  maintain  at its  address  referred to in
Section 11.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Revolving Credit Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Revolving Credit Notes to the order of such Eligible Assignee in an amount equal to the Revolving Credit Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Revolving Credit Note for exchange in connection with the assignment and has retained Revolving Credit Commitments hereunder, new Revolving Credit Notes to the order of the assigning Lender in an amount equal to the Revolving Credit Commitments retained by it hereunder. Such new Revolving Credit Notes shall be dated the same date as the surrendered Revolving Credit Notes and be in substantially the form of Exhibit F.

(e) In addition to the other assignment rights provided in this Section 11.2, each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board without notice to or consent of the Borrower or the Administrative Agent; provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.

(f) Each Lender may sell participations to one or more Persons (other than an Investment Fund) in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to Revolving Credit Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Borrower therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Borrowers), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with Section 10.7(b). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. In the case of any participation to an Eligible Assignee that is not a Lender prior to the date of such participation, an Affiliate of a Lender or an Approved Fund, such participation shall be subject to the prior consent of the Borrowers so long as no Event of Default has occurred and is continuing for more than 30 days (which consent shall not be unreasonably withheld or delayed). In the case of any participation to an Affiliate or an Approved Fund of a Lender, such Lender shall give the Borrowers at least five days prior written notice of such participation. Each participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Sections 2.12, 2.13 or 2.14, any sum in excess of the sum which the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

Section 11.3.     Costs and Expenses.

(a) Each Borrower jointly and severally agrees upon demand to pay, or reimburse the Agents for, all of the Agents' reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Agents' counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers (for appraisals conducted no more than once per year and only on the Eligible Real Property), insurance and environmental advisers, and other consultants and agents) incurred by the Agents in connection with (i) the Agents' audit and investigation of the Borrowers in connection with the preparation, negotiation and execution of the Loan Documents and any Agent's periodic audits of the Borrowers to the extent that the expenses of each such periodic audit do not exceed $20,000; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Agents' rights and responsibilities hereunder and under the other Loan Documents; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Borrower, any Affiliate of any Borrower, this Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which any Agent is served or deposition or other proceeding in which such Agent is called to testify, in each case, relating in any way to the Obligations, any Borrower, any Affiliate of any Borrower this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same.

(b) Each Borrower further agrees to pay or reimburse the Agents and each of the Lenders upon demand for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, the Collateral Agent or such Lenders (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;
(iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Borrower, and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above. Each Borrower further agrees to pay on demand for all of the Agents' reasonable costs and expenses related to its due diligence in connection with the consummation of the transactions contemplated by the Loan Documents less the good faith deposits in the aggregate amount of $250,000 made to date.

Section 11.4.     Indemnities.

(a) Each Borrower agrees to indemnify and hold harmless each Agent, each Lender and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in
Article III) (each such Person being an "Indemnitee") from and against any and all third party claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including reasonable fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement, any other Loan Document, any Obligation, any Letter of Credit Guaranty, or any act, event or transaction related or attendant to any thereof, including, without limitation, any act by a bank pursuant to any Collection Account Agreement, or the use or intended use of the proceeds of the Loans or Letters of Credit related to Letter of Credit Guaranty or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that such Borrower shall not have any obligation under this Section
11.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence or willful misconduct of any Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include
(i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Borrowers or involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate regardless of whether such releases are attributable to Borrower; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Borrowers or any real property owned, operated or leased by Borrower; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to any Borrower, or the owner, lessee or operator of any property of any Borrower by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by any Agent or any Lender or any Agent or any Lender having become the successor in interest to such Borrower, or (B) attributable directly to acts or omissions of any Agent, such Lender or any agent on behalf of the Administrative Agent or such Lender to the extent any such Person a "Person in Control" under any Environmental Law.

(b) Each Borrower shall indemnify each Agent and each Lender for, and hold each Agent and each Lender harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against each Agent and each Lender for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Borrower in connection with the transactions contemplated by this Agreement.

(c) Each Agent and each Lender agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (a) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

(d) Each Borrower, at the request of any Indemnitee, shall have the obligation to defend against any such investigation, litigation or proceeding or requested Remedial Action and such Borrower, in any event, may participate in the defense thereof with legal counsel of such Borrower's choice. In the event that such Indemnitee requests such Borrower to defend against such investigation, litigation or proceeding or requested Remedial Action, such Borrower shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice at its expense participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair any Borrower's obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

(e) Each Borrower agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 11.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

Section 11.5. Limitation of Liability. Each Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Borrower or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from any such Indemnitee's gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages.

Section 11.6. Right of Set-off. Each Lender and each Affiliate of a Lender is hereby authorized, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrowers (i) at any time during the continuance of any Event of Default, against any and all Obligations then due and payable and (ii) at any time during the continuance of a Material Event of Default, against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

Section 11.7.     Sharing of Payments, Etc.

(a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Revolving Loans made by it (other than pursuant to Sections 2.12, 2.13 or 2.14) in excess of its Ratable Portion of payments obtained by all the Lenders on account of such Obligations, such Lender (a "Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

(b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

(c) Each Borrower agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 11.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of such Borrower in the amount of such participation.

Section  11.8.  Notices,   Etc.  All  notices,   demands,   requests  and  other
communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows (failure to provide a copy to the respective counsel shall not be a Default or Event of Default hereunder):

(a)      if to the Borrowers:

                           c/o PHC/CHC Holdings, Inc.
                           515 W. Greens Road, Suite 500
                           Houston, Texas  77067
                           Attention:  Deborah Frankovich
                           Telecopy No:  281-774-5420 and 281-774-5250

                           with a copy to:

                           Mayor, Day Caldwell & Keeton LLP
                           760 Louisiana, Suite 1900
                           Houston, Texas  77002
                           Attention: Gail Merel, Esq.
                           Telecopy No: 713-225-7047


(b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

(c)      if to the Administrative Agent or CITBC as Lender:

                           The CIT Group/Business Credit, Inc.
                           Two Lincoln Centre
                           Suite 200
                           5420 LBJ Freeway
                           Dallas, TX 75240
                           Attention:  Lan Haverfield
                           Telecopy No: 972-455-1690

                           with a copy to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue,
                           New York, New York  10153-0119
                           Attention:  Warren Buhle, Esq.
                           Telecopy No: (212) 310-8007

(d)      if to the Collateral Agent or HHF as Lender:

                           Heller Healthcare Finance, Inc.
                           2 Wisconsin Circle, 4th Floor
                           Chevy Chase, MD 20815
                           Attention: Loan Administration
                           Telecopy No: 301-664-9890

                           with copies to:

                           Weil, Gotshal & Manges LLP
                           767 Fifth Avenue,
                           New York, New York  10153-0119
                           Attention:  Warren Buhle, Esq.
                           Telecopy No: (212) 310-8007

                                    and

                           Streich Lang P.C.
                           One Renaissance Square
                           Two North Central Avenue
                           Phoenix, AZ  85004-2391
                           Attention:  John Dawson
                           Telecopy No. (602) 229-5690

or at such other address as shall be notified in writing (i) in the case of the Borrowers and the Agents, to the other parties and (ii) in the case of all other parties, to the Borrowers and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), 3 Business Days after having been deposited in the U.S. mails, certified mail return receipt requested (if sent by U.S. mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or X shall not be effective until received by the Administrative Agent. Notices to the Borrowers pursuant to
Section IX will not be sent by U.S. mail.

Section 11.9. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 11.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents and each Lender and their respective successors and permitted assigns, except that the Borrowers shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Lenders.

Section 11.11. Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

Section 11.12.       Submission to Jurisdiction; Service of Process.

(a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

(b) Nothing contained in this Section 11.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

Section 11.13. Waiver of Jury Trial. EACH OF THE AGENTS, THE LENDERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

Section 11.14. Marshaling; Payments Set Aside. None of the Agents or any Lender shall be under any obligation to marshal any assets in favor of any Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent or the Lenders or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

Section 11.15. Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.16. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

Section 11.17. Entire Agreement. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 11.18. Confidentiality. Each Lender and each Agent agrees to use commercially reasonable efforts (equivalent to the efforts such Persons apply to maintain the confidentiality of their own confidential information) to keep non-public information obtained by it pursuant hereto and the other Loan Documents or otherwise provided to its by or on behalf of the Borrowers, confidential and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information and who agree for the benefit of the Borrowers and their Affiliates to be bound by the terms of this Section 11.18, (b) to the extent such information presently is or hereafter becomes available to such Lender or Agent, as the case may be, on a non-confidential basis from a source other than any Borrower or any Affiliate of any Borrower, which source, to the actual knowledge of such Lender or Agent at the time, is not then prohibited by duties of confidentiality from transmitting such information to such Lender or Agent,
(c) as, in the reasonable opinion of any Lender or its counsel required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 11.18, (e) in connection with any litigation to which the Lenders are a party, or (f) to the extent such information ceases to be confidential through no fault of the Lenders or the Agents; provided, however, that to the extent practicable, any Lender or Agent disclosing any non-public information pursuant to clause (c) or
(e) shall endeavor in good faith to give the Borrowers prompt prior written notice of such disclosure.

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      THE CIT GROUP/BUSINESS CREDIT, INC.
                                      as Administrative Agent and Lender

                                      By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                      HELLER HEALTHCARE FINANCE, INC.
                                      as Collateral and Documentation Agent
                                      and Lender

                                      By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                      PHC/CHC HOLDINGS, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title:  Vice President, Treasurer and
                                      Assistant Secretary

                                      PHC-B OF MIDLAND, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title:  Vice President, Treasurer and
                                      Assistant Secretary

                                      METROPOLITAN HOSPITAL, L.P.
                                      By: PARACELSUS OF VIRGINIA, INC.
                                      General Partner
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title:  Vice President, Treasurer and
                                      Assistant Secretary

                                      LANCASTER HOSPITAL CORPORATION
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title:  Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS CLAY COUNTY HOSPITAL, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS FENTRESS COUNTY GENERAL
                                      HOSPITAL, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS MACON COUNTY MEDICAL CENTER,
                                      INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS MESQUITE HOSPITAL, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS SANTA ROSA MEDICAL CENTER, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      BAYTOWN MEDICAL CENTER, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS HEALTHCARE CORPORATION OF
                                      NORTH DAKOTA, INC.
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                      PARACELSUS REAL ESTATE CORPORATION
                                      By:
                                      ------------------------------------------
                                      Name: Deborah H. Frankovich
                                      Title: Vice President, Treasurer and
                                      Assistant Secretary

                                   SCHEDULE I

                                    Borrowers

BAYTOWN MEDICAL CENTER, INC.

METROPOLITAN HOSPITAL, L.P.

LANCASTER HOSPITAL CORPORATION

PARACELSUS REAL ESTATE CORPORATION

PARACELSUS CLAY COUNTY HOSPITAL, INC.

PARACELSUS FENTRESS COUNTY GENERAL HOSPITAL, INC.

PARACELSUS HEALTHCARE CORPORATION OF NORTH DAKOTA, INC.

PARACELSUS MACON COUNTY MEDICAL CENTER, INC.

PARACELSUS MESQUITE HOSPITAL, INC.

PARACELSUS SANTA ROSA MEDICAL CENTER, INC.

PHC/CHC HOLDINGS, INC.

PHC-B OF MIDLAND, INC.

                                   SCHEDULE II

              APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

1.       The CIT Group/Business Credit, Inc.:        Domestic Lending Office:
                                                     The Chase Manhattan Bank
                                                     4 New York Plaza
                                                     15th Floor
                                                     New York, NY  10004

                                                     Attn: Lan Haverfield
                                                     Fax no: (972) 455-1690

                                                     Eurodollar Lending Office:
                                                     (same as Domestic Lending
                                                     Office)


2.       Heller Healthcare Finance, Inc.:            Domestic Lending Office:
                                                     Heller Healthcare Finance,
                                                     Inc.
                                                     2 Wisconsin Circle
                                                     4th Floor
                                                     Chevy Chase, MD  20815
                                                     Attn: Loan Administration
                                                     Fax no: (301) 664-9890

                                                     Eurodollar Lending Office:
                                                     (same as Domestic Lending
                                                     Office)

                                  SCHEDULE III

                                   COMMITMENTS

                                                     Revolving Credit

Lender                                      Commitment

The CIT Group/Business Credit, Inc.         $31,000,000


Heller Healthcare Finance, Inc.             $31,000,000

                                TABLE OF CONTENTS


Article I             Definitions, Interpretation And Accounting Terms..................................1

         Section 1.1........................................................................Defined Terms 1

         Section 1.2..........................................................Computation of Time Periods 23

         Section 1.3......................................................Accounting Terms and Principles 23

         Section 1.4........................................................................Certain Terms 23

Article II            The Facility.....................................................................24

         Section 2.1.....................................................The Revolving Credit Commitments 24

         Section 2.2.................................................................Borrowing Procedures 25

         Section 2.3..........................................................Letter of Credit Guaranties 26

         Section 2.4........................Termination and Reduction of the Revolving Credit Commitments 31

         Section 2.5...................................................................Repayment of Loans 31

         Section 2.6.....................................................................Evidence of Debt 31

         Section 2.7................................................................Mandatory Prepayments 32

         Section 2.8.............................................................................Interest 32

         Section 2.9.......................................................Conversion/Continuation Option 33

         Section 2.10................................................................................Fees 34

         Section 2.11...........................................................Payments and Computations 35

         Section 2.12..................................Special Provisions Governing Eurodollar Rate Loans 38

         Section 2.13....................................................................Capital Adequacy 40

         Section 2.14...............................................................................Taxes 40

         Section 2.15..........................................Certain Matters Relating to the Collateral 42

         Section 2.16.............................................Matters Relating to Controlled Accounts 42

         Section 2.17.............................................................Withdrawal of Borrowers 45

Article III           Conditions To Loans And Letter Of Credit Guaranties..............................47

         Section 3.1................Conditions Precedent to Initial Loans and Letter of Credit Guaranties 47

         Section 3.2......................Conditions Precedent to Each Loan and Letter of Credit Guaranty 49

Article IV            Representations and Warranties...................................................51

         Section 4.1.............................................Corporate Existence; Compliance with Law 51

         Section 4.2..............................Corporate Power; Authorization; Enforceable Obligations 51

         Section 4.3.................................................................Financial Statements 52

         Section 4.4..............................................................Material Adverse Effect 53

         Section 4.5.............................................................................Solvency 53

         Section 4.6...........................................................................Litigation 53

         Section 4.7................................................................................Taxes 53

         Section 4.8......................................................................Full Disclosure 54

         Section 4.9...................................................................Margin Regulations 54

         Section 4.10.............................................No Burdensome Restrictions; No Defaults 55

         Section 4.11..........................Investment Company Act; Public Utility Holding Company Act 55

         Section 4.12.....................................................................Use of Proceeds 55

         Section 4.13...........................................................................Insurance 55

         Section 4.14.......................................................................Labor Matters 56

         Section 4.15...............................................................................ERISA 56

         Section 4.16...............................................................Environmental Matters 56

         Section 4.17...............................................................Intellectual Property 57

         Section 4.18................................................................Title; Real Property 58

Article V             Financial Covenants..............................................................59

         Section 5.1.......................................................................Minimum EBITDA 59

Article VI            Reporting Covenants..............................................................60

         Section 6.1.................................................................Financial Statements 60

         Section 6.2......................................................................Default Notices 62

         Section 6.3...........................................................................Litigation 62

         Section 6.4..........................................................................Asset Sales 62

         Section 6.5..........................................................SEC Filings; Press Releases 62

         Section 6.6......................................................................Labor Relations 62

         Section 6.7..........................................................................Tax Returns 63

         Section 6.8............................................................................Insurance 63

         Section 6.9........................................................................ERISA Matters 63

         Section 6.10...............................................................Environmental Matters 63

         Section 6.11........................................................Borrowing Base Determination 64

         Section 6.12...................................................................Other Information 65

Article VII           Affirmative Covenants............................................................65

         Section 7.1............................................Preservation of Corporate Existence, Etc. 65

         Section 7.2...........................................................Compliance with Laws, Etc. 65

         Section 7.3.................................................................Conduct of Business. 65

         Section 7.4...............................................................Payment of Taxes, Etc. 65

         Section 7.5.............................................................Maintenance of Insurance 66

         Section 7.6...............................................................................Access 66

         Section 7.7.....................................................................Keeping of Books 67

         Section 7.8......................................................Maintenance of Properties, Etc. 67

         Section 7.9..............................................................Application of Proceeds 67

         Section 7.10.......................................................................Environmental 67

         Section 7.11.......................................................................Real Property 67

         Section 7.12.........................................................Matters Related to Accounts 68

         Section 7.13.....................................................................Trade Payables. 69

Article VIII          Negative Covenants...............................................................70

         Section 8.1.........................................................................Indebtedness 70

         Section 8.2..........................................................................Liens, Etc. 71

         Section 8.3..........................................................................Investments 72

         Section 8.4.......................................................................Sale of Assets 73

         Section 8.5..................................................................Restricted Payments 74

         Section 8.6...........................Restriction on Fundamental Changes; Permitted Acquisitions 75

         Section 8.7.........................................................Change in Nature of Business 75

         Section 8.8.........................................................Transactions with Affiliates 75

         Section 8.9................................................Modification of Constituent Documents 75

         Section 8.10.....................................................Accounting Changes; Fiscal Year 75

         Section 8.11..................................................................Margin Regulations 76

         Section 8.12....................................................................Operating Leases 76

         Section 8.13.............................................Cancellation of Indebtedness Owed to It 76

         Section 8.14.........................................................No Speculative Transactions 76

         Section 8.15...............................................................Compliance with ERISA 76

         Section 8.16.......................................................................Environmental 76

Article IX            Events of Default................................................................77

         Section 9.2.............................................................................Remedies 80

         Section 9.3..............................................Actions in Respect of Letters of Credit 80

Article X             The Administrative Agent; the agents.............................................81

         Section 10.1............................................................Authorization and Action 81

         Section 10.2..........................................................The Agents' Reliance, Etc. 81
         Section 10.3.............................................................The Agents Individually 82

         Section 10.4..............................................................Lender Credit Decision 82

         Section 10.5.....................................................................Indemnification 82

         Section 10.6....................................................................Successor Agents 83

         Section 10.7...................................................Concerning the Collateral and the
                                                                 Collateral Documents and
                                                                 Releases of Borrowers .................. 83
Article XI            Miscellaneous...................................................................... 85

         Section 11.1...........................................................Amendments, Waivers, Etc. 85

         Section 11.2......................................................Assignments and Participations 86

         Section 11.3..................................................................Costs and Expenses 89

         Section 11.4.........................................................................Indemnities 90

         Section 11.5.............................................................Limitation of Liability 91

         Section 11.6....................................................................Right of Set-off 92

         Section 11.7...........................................................Sharing of Payments, Etc. 92

         Section 11.8.......................................................................Notices, Etc. 92

         Section 11.9.................................................................No Waiver; Remedies 94

         Section 11.10.....................................................................Binding Effect 94

         Section 11.11......................................................................Governing Law 95

         Section 11.12.....................................Submission to Jurisdiction; Service of Process 95

         Section 11.13...............................................................Waiver of Jury Trial 95

         Section 11.14.....................................................Marshaling; Payments Set Aside 95

         Section 11.15.....................................................................Section Titles 95

         Section 11.16..........................................................Execution in Counterparts 96

         Section 11.17...................................................................Entire Agreement 96

         Section 11.18....................................................................Confidentiality 96



SCHEDULES

 Schedule I                -        Borrowers
 Schedule II               -        Applicable Lending Offices and Addresses for
                                    Notices
 Schedule III                       Revolving Credit Commitments
 Schedule 2.3                       Letters of Credit
 Schedule 2.16(a)                   Collection Accounts
 Schedule 4.2(a)           -        Consents
 Schedule 4.6              -        Litigation
 Schedule 4.7              -        Tax Matters
 Schedule 4.14             -        Labor Matters
 Schedule 4.15                      ERISA Matters
 Schedule 4.16             -        Environmental Matters
 Schedule 8.1              -        Existing Indebtedness
 Schedule 8.2              -        Existing Liens
 Schedule 8.3              -        Existing Investments

EXHIBITS

Exhibit A                  -        Form of Assignment and Acceptance
Exhibit B                  -        Form of Borrowing Base Certificate
Exhibit C                  -        Form of Cash Collateral Account
Exhibit D                           Form of Pledge & Security Agreement
Exhibit E                  -        Form of Notice of Borrowing
Exhibit F                  -        Form of Revolving Credit Note
Exhibit G                  -        Form of Notice of Conversion or Continuation
Exhibit H                           Forms of Collection Account Agreement
Exhibit I                  -        Form of Opinion of Counsel for the Borrowers